UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Soliciting Material under §240.14a-12

Oshkosh Corporation

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT AND NOTICE OF

2026 Annual Meeting of Shareholders

May 5, 2026

OSHKOSH™

Technology for everyday heroes

Oshkosh is a **global industrial technology company** delivering scalable, purpose-driven solutions for tough jobs. We develop technology for everyday heroes in one market and adapt it across related industries to **move the world forward**.

Our strategy

INNOVATE

SERVE

ADVANCE

FRONTLINE COMMUNICATIONS · IMT · JERR-DAN · JLG · MAXIMETAL · McNeilus · OSHKOSH AEROTECH · OSHKOSH AIRPORT PRODUCTS · OSHKOSH DEFENSE · OSHKOSH DELIVERY · OSHKOSH S-Series · Pierce · PRATT MILLER

Notice of Annual Meeting
of Shareholders
DATE May 5, 2026	TIME 8:00 a.m. CDT	LOCATION virtualshareholdermeeting.com/OSK2026

March 26, 2026
HOW TO ATTEND THE 2026 VIRTUAL ANNUAL SHAREHOLDERS’ MEETING
This year’s Annual Meeting will be virtual and held online via live webcast. To attend the Annual Meeting and examine our list of shareholders, you will need to visit www.virtualshareholdermeeting.com/OSK2026, and you will be required to enter the control number on your proxy card or voting instruction form.
Your vote is very important. Even if you plan to attend the virtual Annual Meeting, please vote your shares as soon as possible, either online or by phone as directed in the Notice of Internet Availability of Proxy Materials or by returning a completed proxy card in the envelope provided. Even if you vote in advance, you are still entitled to attend and vote at the Annual Meeting. If you vote at the Annual Meeting, that vote will have the effect of revoking any prior proxy.
By Order of the Board of Directors,

Agenda

1.
To elect ten directors (p. 7);

2.
To ratify the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm (p. 26);

3.
To approve, by advisory vote, the compensation of our
named executive officers
(p. 61);

4.
To vote on a shareholder proposal on the subject of directors who fail to obtain a majority vote (p. 63); and

5.
To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Ignacio A. Cortina Executive Vice President, Chief Legal and Administrative Officer and Secretary
YOUR VOTE IS IMPORTANT
You can submit your vote by:

Internet at www.proxyvote.com	Calling toll-free from the United States or Canada to +1 800.690.6903	Mailing the signed proxy or voting instructions form	Attending the Virtual Annual Meeting	Scan the QR code from your mobile device

OSHKOSH CORPORATION | 2026 PROXY STATEMENT

FREQUENTLY REFERENCED
Director Compensation	16
Stock Ownership Table	28
Compensation Philosophy and Objectives	32
Compensation Decisions for 2025	34
2025 Summary Compensation Table	44

OSHKOSH CORPORATION | 2026 PROXY STATEMENT

Proxy Statement Summary
To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following summary, which includes information about our 2025 financial performance. For more complete information, please review our 2025 Annual Report on Form 10-K and this entire Proxy Statement.
We mailed our Notice of Internet Availability of Proxy Materials, and we are making available this Proxy Statement on March 26, 2026, to all Oshkosh shareholders of record as of the close of business on March 2, 2026, the record date for voting at the Annual Meeting.
Voting matters and recommendations
The following proposals are scheduled to be presented at the upcoming 2026 Annual Shareholders’ Meeting:
PROPOSALS		Board’s Recommendation	Page
Proposal 1	Election of ten directors, each to hold office until the 2027 Annual Shareholders’ Meeting	FOR each nominee	7
Proposal 2	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	FOR	26
Proposal 3	Advisory vote to approve executive compensation	FOR	61
Proposal 4	Shareholder proposal on the subject of directors who fail to obtain a majority vote	AGAINST	63
OSHKOSH STRENGTHS, STRATEGY AND 2025 HIGHLIGHTS
Oshkosh Corporation (Oshkosh or Company) is a global industrial technology company that designs and deploys advanced technologies to empower everyday heroes. We create purpose-built vehicles, equipment and integrated ecosystems that are safe, intuitive and highly productive. Driven by our purpose of making a difference in the lives of people who build, serve and protect communities around the world, we leverage our strengths to support long-term growth in revenue, operating income and return on invested capital (ROIC). Leveraging innovation and collaboration across our three business segments — Access, Vocational and Transport — we believe our key strengths include:
•
Powerful brands and product portfolios: We believe our broad product portfolio and potential to share innovation and technology across diverse end applications position us as the supplier of choice for vehicles, equipment, parts and services in each of our target markets.

•
Innovative, purpose-built solutions: Our advanced design and engineering capabilities have contributed to the development of innovative, purpose-built solutions that elevate performance, reduce total cost of ownership and deepen customer loyalty.

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Strong market positions: We hold strong market positions and brand recognition in our core businesses due to the quality, durability and low total cost of ownership of our products.

•
Focus on quality and lifecycle support: We are committed to meeting stringent product quality and reliability requirements of our customers in the markets we serve, while also providing high quality lifecycle support through extensive parts and service support programs.

•
Flexible, technology-enabled manufacturing: We believe our ability to deliver flexible, tailored solutions while leveraging our scale and advanced manufacturing capabilities gives us a distinct competitive advantage.

•
High-performing leadership team: We benefit from a dynamic leadership team drawn from both internal development and strategic external recruitment, maintained by a rigorous succession planning process to ensure continuity, long-term strategy execution and sustained high performance.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	1

Proxy Statement Summary
We describe our strategy with three simple words: Innovate. Serve. Advance. We believe this strategy provides the necessary framework to drive long-term, sustainable growth and is grounded in our purpose of making a difference for those who build, serve and protect communities around the world.
INNOVATE.	SERVE.	ADVANCE.

Develop safe, intuitive and productive solutions to real-world challenges through advanced technology and proven expertise in intelligent, connected products; electrification; autonomy; and active safety.

Deliver solutions that support the installed base, promote uptime and create value across every stage of ownership, including tools enhancing fleet intelligence; deep customer relationships; fleet uptime, productivity and safety enhancements; on-demand parts fulfillment; and continuous product advancement.

Expand our leading portfolio to adjacent products, verticals and geographies through pursuit of category expansion; lifecycle categories; adjacent markets; purpose-built vehicles and equipment; and technology.

Oshkosh delivered solid results in 2025 despite a dynamic international trade environment that contributed to increased tariff costs, economic uncertainty and more judicious spending by some customers. Our performance reflects the impact of strategic actions we have taken in recent years to enhance resilience and operational success. We maintain a positive long-term outlook, supported by market fundamentals that we believe are strong, visibility that our backlogs provide and an expanding portfolio of innovative products.
In 2025, Oshkosh generated $10.4 billion in revenue, a decrease of 2.9% versus 2024, and achieved $939.5 million in operating income, representing a 7.0% year over year decrease. These results translated into diluted earnings per share of  $10.02. The charts below illustrate our revenue, operating income and earnings per share performance over the past three years.

Further, we generated net cash from operating activities of  $783.4 million, up 42% from $550.1 million in 2024, and remain focused on reinvesting in our core businesses, delivering returns to shareholders through dividends and share repurchases and pursuing growth through strategic acquisitions. In 2025, we returned $408.4 million of cash to shareholders through a combination of dividends and share repurchases, up 73% from $236.0 million in 2024.
We announced an 11.8% increase in our quarterly dividend rate from $0.51 to $0.57 per share on January 29, 2026, which marks our 12th straight year of double-digit percentage increases in the Company’s dividend rate and reflects the confidence we have in our business model and our longer-term outlook.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	2

Proxy Statement Summary
Highlights for 2025 Include:
•
Added Steven Nordlund as the Executive Vice President and President, Transport Segment in July 2025 and promoted Jackie Nystrom to Senior Vice President and Chief Human Resources Officer effective January 1, 2026.

•
Hosted an Investor Day where we discussed our plans for growth through 2028.

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Secured strong orders that we believe provide good visibility into 2026 as we ended 2025 with a backlog of  $14.2 billion.

•
Continued to invest in throughput capacity for Pierce Manufacturing, Inc. (Pierce) as part of our $150 million plan to expand facilities and integrate advanced technologies in manufacturing, responding to strong demand for fire apparatus and airport products that helped to deliver record revenues for our Vocational segment in 2025.

•
Increased production of the Next Generation Delivery Vehicle (NGDV) at our state-of-the-art facility in Spartanburg, South Carolina. With thousands of NGDVs on the road in nearly all 50 states, we are improving the daily lives and work environments for thousands of U.S. postal workers.

•
Secured several important defense contracts including a key three-year sole source extension for our Family of Medium Tactical Vehicles program and a direct commercial sale contract with the Dutch Marine Corps for international Joint Light Tactical Vehicles.

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Launched the JLG Micro-Sized series of scissor lifts. This family of products is popular with data center operators who need high quality equipment that can perform in tight spaces where performance is essential.

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Continued to ramp up the global launch of ClearSky Smart Fleet™, the industry’s first true, two-way fleet management and communication platform. We now have more than 150,000 connected assets in the field, comprising what we believe is one of the largest connected equipment fleets in the world.

•
Continued to invest in technology focus areas including robotics, autonomy, artificial intelligence (AI), connectivity and electrification that highlight the Company’s technology leadership.

•
Named to the Dow Jones Sustainability World Index for the seventh consecutive year.

•
Named to Ethisphere’s list of World’s Most Ethical Companies for the tenth consecutive year.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	3

Proxy Statement Summary
HUMAN CAPITAL MANAGEMENT AND SUSTAINABILITY
Oshkosh fosters a People First, Safety Always culture, and we invest in programs to enable the engagement, safety, wellbeing and development of our team members.
Our People First Culture. We believe in putting people first, which means caring for our team members, customers and communities, and building a company that understands that prioritizing people will enable us to deliver our strategy of Innovate. Serve. Advance. Our strategy is grounded in our purpose  —  making a difference in people’s lives.
We believe that an engaging culture enhances the perspectives and innovation that are critical to our strategy. Engaging, connecting with and developing team members is a central focus of our People First culture. We communicate regularly through town halls, newsletters and team-building events. We employ a continuous listening strategy through our engagement survey platform and methodology, which allows us to collect feedback on a bi-monthly basis for our professional workforce and annually for our production workforce. This has allowed us to respond dynamically to our team member feedback and make improvements. Our passion for serving our community continued with our Oshkosh team donating over 20,800 volunteer hours to local charities.
Workplace Safety, Health and Wellbeing. At Oshkosh, we are always committed to the safety, security, health, and wellbeing of our team members. We offer a comprehensive benefits package that includes programs designed to support team members and their families, including incentives that encourage participation in preventive care services.
The Company prioritizes safe working conditions through proactive hazard identification, accountability and risk mitigation practices, working collaboratively to reduce occupational injuries. In 2025, we reduced our recordable incident rate by 13% and our Days Away, Restricted or Transferred rate by 13% compared to 2024. Through our People First, Safety Always culture, we continue to build on this momentum and remain focused on creating a safe, healthy and secure workplace.
Talent and Learning. Our ability to attract, develop and retain world-class talent is critical to our business strategy. In 2025, the Company offered leadership development programs across all levels, from front-line leaders to executives. The Company continued a series of executive leadership development events and offered virtual learning opportunities to all managers on topics of change management, ethical leadership, and the importance of feedback and performance. Team members of the Company logged over 246,000 learning hours in 2025. The Company leverages its enterprise Learning Management System to enable all team members to access learning content on its technology platform.
Workforce Demographics. As of December 31, 2025, Oshkosh had approximately 18,400 team members, approximately 11,750 of whom were production team members. Approximately 2,700 of these team members were located outside the United States.
Sustainability. We are proud to be a leader in sustainable business practices. We were recently named to the Dow Jones Sustainability World Index for the seventh consecutive year. We have received numerous awards and recognition for being a leader in sustainability and encourage you to read more about our commitment to responsible business practices in our Oshkosh Corporation Sustainability Report. We are not including the information contained in that report as a part of, or incorporating it by reference into, this Proxy Statement.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	4

Proxy Statement Summary
SHAREHOLDER ENGAGEMENT
We are proud of our frequent and active shareholder engagement. In 2025, we continued our investor outreach throughout the year by participating in numerous investor conferences and investor meetings. A summary of in-person and virtual outreach in 2025 is listed below:
✓
participated in 15 investor conferences

✓
hosted seven investor visits to Oshkosh facilities

✓
participated in four non-deal roadshows: three in the United States and one in Europe

✓
hosted an Investor Day focused on long-term value creation and updates from senior leadership on strategy, financial targets and capital allocation priorities

✓
held discussions with investors at tradeshows and other events

✓
conducted approximately 360 company discussions with shareholders and prospective shareholders

Our team uses a purposeful and deliberate approach to build better lines of communication between investors and management.
As we continue our efforts to build and strengthen our relationships with the investment community, we encourage you to contact us via any of the methods below:

WRITE	CALL	EMAIL	ATTEND EVENTS
Corporate Secretary Oshkosh Corporation 1917 Four Wheel Drive Oshkosh, WI 54902	Investor Relations +1 920.502.3059	ir@oshkoshcorp.com	investors.oshkoshcorp.com/events- and-presentations/default.aspx Please also visit www.oshkoshcorp.com for a regularly updated list of shareholder events.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	5

Proxy Statement Summary
Forward-Looking Statements
This Proxy Statement contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Proxy Statement, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “confident” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of the Company’s access equipment, fire apparatus, refuse and recycling collection and air transportation equipment markets, which are particularly impacted by the strength of U.S. and European economies and construction outlooks; the Company’s estimates of access equipment demand which, among other factors, is influenced by historical customer buying patterns and rental company fleet replacement strategies; the Company’s ability to predict the level and timing of orders and costs on the U.S. Postal Service contract; risks that the trade war and related tariffs could reduce the demand for or competitiveness of the Company’s products or cause inefficiencies in the Company’s supply chain; the Company’s ability to increase prices to raise margins or to offset higher input costs; the Company’s ability to achieve its projected material and manufacturing efficiency savings; the Company’s ability to accurately predict future input costs associated with U.S. Department of Defense contracts; the Company’s ability to attract and retain production labor in a timely manner; the Company’s ability to increase production rates in its municipal fire apparatus and delivery vehicle businesses; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the impact of severe weather, war, natural disasters or pandemics that may affect the Company, its suppliers or its customers; budget uncertainty for the U.S. federal government, including risks of future budget cuts, the impact of continuing resolution funding mechanisms or a prolonged federal government shutdown; the impact of any U.S. Department of Defense solicitation for competition for future contracts to produce military vehicles; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; the Company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the Company; the Company’s ability to successfully identify, complete and integrate acquisitions and to realize the anticipated benefits associated with the same; and risks related to the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on February 17, 2026. All forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and disclaims any obligation, to update information contained in this document. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	6

Proposal 1
ELECTION OF DIRECTORS
Background to Board’s Recommendation for Director Nominees
Board composition, refreshment and diversity are priorities for our shareholders as well as for our Board. The Board seeks orderly refreshment while maintaining a strong overall mix. Four of our independent directors have joined the Board since 2021. In addition to evaluating each nominee’s attributes, qualifications and experience, as described below, our Corporate Governance Guidelines provide that a director’s re-election is reviewed annually to promote diversity of tenure — balancing fresh perspectives with the experience needed to navigate the deep economic cycles inherent in our business.

The Board currently consists of ten directors. The Board has selected ten nominees for election at the Annual Meeting, each to hold office until the next annual meeting and the election of their successor. All the nominees are current directors, and each nominee has agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected.

Attributes, Qualifications and Experience of Nominees for Board of Directors
Our Board, upon the recommendation of the Governance Committee, defines the personal and professional qualifications that Board nominees must demonstrate. These criteria are described in the Corporate Governance Guidelines under the “Governance” tab located on our Investors website, www.investors.oshkoshcorp.com, and on pages 18 to 25 of this Proxy Statement. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.
In addition to the brief biographies of each of our Board’s nominees presented on pages 10 to 14 below is a summary of the nominees’ attributes, qualifications and experience and knowledge that led our Board of Directors to conclude that each nominee should continue to serve as a director. If for some reason a nominee is unable to serve, the individuals named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise when voting, your shares will be voted in favor of our remaining nominees.
OVERVIEW OF OUR BOARD NOMINEES

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	7

Proposal 1   |    ELECTION OF DIRECTORS
QUALIFICATIONS, ATTRIBUTES AND SKILLS OF NOMINEES
In considering Board nominees, the Governance Committee considers an individual’s background and personal and professional experiences, in addition to general qualifications. Nominees are evaluated in the context of the Board as a whole, with a focus on achieving an appropriate mix of skills needed to lead the Company at the Board level. The Governance Committee regularly assesses and communicates with the Board about current and potential future skills and backgrounds to ensure the Board maintains an appropriate mix. These skills, their importance to Oshkosh and the nominees who exhibit these skills are reflected in the tables below.
Qualifications, Attributes and Skills and their Importance to Oshkosh	K. Allman	W. Burns	A. Clayton	D. Davis	T. Jordan	K. Metcalf- Kupres	D. Palmer	D. Perkins	J. Pfeifer	S. Rowland
OTHER PUBLIC BOARDS Knowledge of corporate governance practices, the dynamics and operation of a corporate board, management accountability, and the protection of shareholders’ interests.
INDUSTRY EXPERIENCE Understanding of the unique challenges faced by companies in industries relevant to the Company.
EXECUTIVE, LEADERSHIP OR MANAGEMENT Executive leadership and management experience in pursuing a company’s strategic objectives while navigating competing priorities.	CEO	CEO	CEO				CFO		CEO	CFO
GLOBAL BUSINESS OPERATIONS Leadership experience in global markets, global industry dynamics and risks relevant to multinational companies.
FINANCIAL OR AUDIT Expertise in overseeing a company’s financial performance, reporting and associated internal controls.
INNOVATION Expertise in driving innovation through technology advancements, product development, digital solutions, new business models, and data analytics.
RISK MANAGEMENT Experience in prioritizing and managing wide-ranging enterprise risks, while anticipating and identifying emerging risks relevant to the Company.
MARKETING Ability to advance a company’s mission by leveraging brand awareness, building customer engagement, and sustaining growth.
GOVERNMENT REGULATIONS AND OPERATIONS
Knowledge of the geopolitical, regulatory or government affairs frameworks impacting the Company’s global strategy, core programs, and relationships with key customers.

STRATEGY Expertise in steering a company’s strategic direction and growth.
HUMAN CAPITAL MANAGEMENT Experience in succession planning and attracting, developing and retaining top talent, while aligning compensation and benefits with shareholders’ interests.
ESG/CORPORATE RESPONSIBILITY Expertise in implementing, and/or managing ESG/corporate responsibility and sustainability initiatives for lasting business success.
CYBERSECURITY Knowledge of information technology and cybersecurity risks relevant to the Company, and how to mitigate the same.
   No experience/Limited skill
   Working knowledge
   Advanced/Managerial knowledge

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	8

Proposal 1   |    ELECTION OF DIRECTORS
CURRENT COMMITTEE MEMBERSHIPS
	Age	Director Since	Audit Committee	Human Resources Committee	Governance Committee
Keith J. Allman IND BOARD CHAIR Served as President and Chief Executive Officer of Masco Corporation	63	2015	A	A	A
William J. Burns IND CEO of Zebra Technologies	58	2024
Annette K. Clayton IND Served as Chairwoman and CEO of Schneider Electric North America	62	2024
Douglas L. Davis IND Held various leadership positions at Intel Corporation	64	2021		C
Tyrone M. Jordan IND Served as President and COO of Dura Automotive Systems	63	2019
Kimberley Metcalf-Kupres IND Served as Vice President and CMO of Johnson Controls	64	2016			C
Duncan J. Palmer IND Served as Global Chief Financial Officer of Cushman and Wakefield	60	2011	C
David G. Perkins IND Served in the United States Army, retiring as a four-star General	68	2022
John C. Pfeifer President and CEO of Oshkosh Corporation	60	2021
Sandra E. Rowland IND Served as Senior Vice President and Chief Financial Officer of Xylem Inc.	54	2018
IND	Independent
C	Chair
A	Alternate

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	9

Proposal 1   |    ELECTION OF DIRECTORS
Age: 63 Independent Director Since: 2015 Board Chair Since: 2025 OSHKOSH COMMITTEES: Alternate for each committee
Keith J. Allman

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Allman served as President and Chief Executive Officer of a global manufacturer and brings to our Board significant experience as a change agent and process improvement leader. He also brings significant experience in the automotive industry, international business, finance and accounting, marketing, operations, product development, risk management, supply chain and strategic planning.
PROFESSIONAL EXPERIENCE
•
Served as President and Chief Executive Officer of Masco Corporation, a global leader in the design, manufacture and distribution of branded home improvement and building products, from 2014 to 2025

•
Served as Group President, Plumbing and Cabinetry at Masco from 2011 to 2014

•
Group Vice President, Plumbing Products and President, Delta Faucet Company from 2009 to 2011

FORMER PUBLIC DIRECTORSHIPS:
•
Masco Corporation

Age: 58 Independent Director Since: 2024 OSHKOSH COMMITTEES: Audit
William J. Burns

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Burns serves as Chief Executive Officer of Zebra Technologies. Zebra provides the foundation for intelligent operations with a portfolio of connected frontline, asset visibility and automation solutions powered by AI. He brings to our Board significant experience and thought leadership in innovation, sales, technology, executive leadership, cybersecurity and global business operations.
PROFESSIONAL EXPERIENCE
•
Chief Executive Officer of Zebra Technologies since 2023

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Served as Vice President, Enterprise Visibility and Mobility and Chief Products and Solutions Officer at Zebra from 2015 to 2023

•
CEO of Embrane, Inc. from 2014 until 2015 when Embrane was acquired by Cisco

•
CEO of Spirent Communications from 2008 to 2013

	PUBLIC DIRECTORSHIPS: • Zebra Technologies	FORMER PUBLIC DIRECTORSHIPS: • Spirent Communications plc

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	10

Proposal 1   |    ELECTION OF DIRECTORS
Age: 62 Independent Director Since: 2024 OSHKOSH COMMITTEES: Governance Human Resources
Annette K. Clayton

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Clayton is the retired Chairwoman and Chief Executive Officer of North America for a multinational corporation specializing in energy management and automation solutions. While serving as Chief Executive Officer of North America, Ms. Clayton was named to Time Magazine’s TIME100 Climate List of the most influential leaders driving business to real climate action. She brings to our Board extensive experience in chief executive leadership, strategy, risk management, digital technology, sustainable global operations and supply chain management. Ms. Clayton also brings significant experience serving on public company boards and has obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
•
Served as Chairwoman, Schneider Electric North America, the largest operating region for Schneider Electric, a multinational corporation specializing in energy management and automation solutions, during 2024

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Served as CEO, Schneider Electric North America from 2016 to 2023

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Served as President and CEO, Schneider Electric North America from 2016 to 2022

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Served as Executive Vice President of Supply Chain in Hong Kong for Schneider Electric from 2011 to 2016

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Served as Vice President of Global Supply Chain Operation in Singapore and as Vice President of Operations for the Americas for Dell Technologies

•
Spent 23 years at General Motors in roles of increasing responsibility in operations and quality

	PUBLIC DIRECTORSHIPS: • Duke Energy Corporation • NXP Semiconductors N.V.	FORMER PUBLIC DIRECTORSHIPS: • Nordson Corporation • Polaris, Inc.
Age: 64 Independent Director Since: 2021 OSHKOSH COMMITTEES: Human Resources (Chair)
Douglas L. Davis

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Davis is a respected leader within the automotive, autonomous driving and IoT industries. He brings to our Board valuable experience in innovation, disruptive technologies and research and development. He also brings strong global strategic planning experience and has obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
•
35 years of experience in various leadership positions at Intel Corporation, a global technology company

•
Established Intel as the leading provider of microprocessor technology used in self-driving cars and led the company’s acquisition of Mobileye in his role as Senior Vice President of the Automated Driving Group from 2017 until his retirement in 2019

•
Led a global organization responsible for Intel Architecture computing solutions across market segments, including industrial automation, aerospace, automotive and other intelligent systems applications

PUBLIC DIRECTORSHIPS:
•
Cerence, Inc.

•
Verra Mobility Corporation

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	11

Proposal 1   |    ELECTION OF DIRECTORS
Age: 63 Independent Director Since: 2019 OSHKOSH COMMITTEES: Audit Governance
Tyrone M. Jordan

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Jordan brings to our Board more than 35 years of automotive, aerospace, renewable energy, and military/commercial specialty vehicle industrial expertise, including comprehensive achievements in strategy, mergers and acquisitions, engineering, operations, supply chain and new product technology development disciplines. Mr. Jordan is a seasoned corporate director with a global perspective.
PROFESSIONAL EXPERIENCE
•
Served as President and Chief Operating Officer at Dura Automotive Systems, a global automotive technology supplier from 2015 until his retirement in 2019, including responsibility for all strategic growth and operational initiatives across the global enterprise

•
As the Senior Vice President at United Technologies (now a part of Raytheon Technologies), he led global teams in the disciplines of operations, innovation and technology, supply chain, business development and corporate strategy from 2009 to 2013

•
Spent 25 years with General Motors in both domestic and international assignments in operations, new product development, technology, manufacturing and supply chain roles of increasing responsibility, ultimately serving as GM’s Executive Vice President, Global Operations and Customer Experience

	PUBLIC DIRECTORSHIPS: • Axalta Coating Systems Ltd. • FuelCell Energy, Inc. • TPI Composites, Inc.	FORMER PUBLIC DIRECTORSHIPS: • Cooper Tire and Rubber Company • Trinity Industries
Age: 64 Independent Director Since: 2016 OSHKOSH COMMITTEES: Governance (Chair)
Kimberley Metcalf-Kupres

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Metcalf-Kupres is a purpose-driven leader and recognized champion of corporate responsibility, sustainability, and high-performance teams. She brings to our Board significant experience in sales and marketing, international business, strategy, innovation, government relations, leadership development, and corporate responsibility in a sophisticated, global, technology-driven company. Ms. Metcalf-Kupres has obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
•
Served as Vice President and Chief Marketing Officer for Johnson Controls, a $30 billion global diversified technology and multi-industrial leader, a position that included responsibility for strategy, product management, innovation and business transformation from 2013 until her retirement in 2017

•
Served as Vice President, Strategy, Marketing and Sales, Johnson Controls’ Power Solutions business from 2007 to 2013

•
Founding member of the Women’s Resource Network at Johnson Controls and has actively worked on advancing female leadership development through her participation on the World Economic Forum and other prominent organizations

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	12

Proposal 1   |    ELECTION OF DIRECTORS
Age: 60 Independent Director Since: 2011 OSHKOSH COMMITTEES: Audit (Chair)
Duncan J. Palmer

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A former public company Global Chief Financial Officer, Mr. Palmer brings to our Board a depth of knowledge in international finance and accounting as well as strategic operations. Mr. Palmer has served on the boards of other public companies, and has extensive experience in global operations, portfolio management, risk management, mergers and acquisitions and commercial finance.
PROFESSIONAL EXPERIENCE
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Served as global Chief Financial Officer for Cushman and Wakefield, a global provider of commercial real estate services, from 2014 until his retirement in 2021

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Served as Group Finance Director of Reed Elsevier Group plc from 2012 to 2014

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Chief Financial Officer, Owens Corning, a designer and manufacturer of insulation, roofing and fiberglass composites, from 2007 to 2012

•
Spent 20 years with the Royal Dutch/Shell Group of companies, including roles as Vice President, Upstream Commercial Finance of Shell International Exploration and Production BV and Vice President, Finance, Global Lubricants

	PUBLIC DIRECTORSHIPS: • AleAnna, Inc. • Verde Clean Fuels Inc.	FORMER PUBLIC DIRECTORSHIPS: • Bluescape Opportunities Acquisition Corp.
Age: 68 Independent Director Since: 2022 OSHKOSH COMMITTEES: Governance Human Resources
David G. Perkins

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Retired four-star general and veteran, General (Ret.) Perkins brings to our Board deep and unique defense industry knowledge developed while serving for 38 years in the U.S. Army. He has extensive management, strategic leadership, human resources, compensation, risk management, operations and cybersecurity experience from leading one of the most complex and largest organizations in the world.
PROFESSIONAL EXPERIENCE
•
Served 38 years in the United States Army, retiring in 2018 as a four-star General

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Commander, United States Army Training and Doctrine Command (TRADOC), from 2014 to 2018

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Commander, United States Army Combined Arms Center and Commandant, U.S. Army Command and General Staff College, Fort Leavenworth (from 2011 to 2014)

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Commander, United States Army 4th Infantry Division (from 2009 to 2011)

FORMER PUBLIC DIRECTORSHIPS:
•
CAE, Inc.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	13

Proposal 1   |    ELECTION OF DIRECTORS
Age: 60 Non-Independent Director Since: 2021 As a non-independent director, Mr. Pfeifer is not eligible for membership on a Board committee under NYSE rules or our committee charters.
John C. Pfeifer

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Pfeifer is Oshkosh’s President and Chief Executive Officer, positions he has held since April 2021. He brings over 25 years of senior leadership and global management experience to the Company.
PROFESSIONAL EXPERIENCE
•
Mr. Pfeifer served as our President and Chief Operating Officer from May 2020 until his appointment as CEO. He joined the Company as Executive Vice President and Chief Operating Officer in 2019

•
Served 13 years with Brunswick Corporation, a global leader in marine propulsion systems, parts and accessories, serving as President of Mercury Marine from 2014 to 2019; Vice President of Global Operations from 2012 to 2014; and President of Brunswick Marine EMEA and Brunswick Asia Pacific Group from 2008 to 2012

•
Under his leadership, Mercury achieved new levels of growth by gaining share through accelerated innovation and product development, as well as expanding its lifecycle services business through a series of acquisitions

•
Held executive and general management positions with ITT Corporation and Milacron, Inc.

	PUBLIC DIRECTORSHIPS: • James Hardie Industries plc	FORMER PUBLIC DIRECTORSHIPS: • The Manitowoc Company, Inc.
Age: 54 Independent Director Since: 2018 OSHKOSH COMMITTEES: Audit Human Resources
Sandra E. Rowland

QUALIFICATIONS, ATTRIBUTES AND SKILLS
As a former Chief Financial Officer, Ms. Rowland brings to our Board knowledge and insight into the management of financial and strategic operations. In addition, she brings valuable experience integrating and aligning sustainability and corporate strategy. Ms. Rowland also has significant experience in the disciplines of international business management, risk management and mergers and acquisitions.
PROFESSIONAL EXPERIENCE
•
Served as Senior Advisor to Xylem Inc., a publicly traded water technology company committed to solving critical water and infrastructure challenges with technological innovation, from October 2023 to March 2024. Served as Senior Vice President and Chief Financial Officer of Xylem, from 2020 to October 2023

•
Served as Executive Vice President and Chief Financial Officer of Harman International Industries, Incorporated, a global leader in connected car technology, lifestyle audio innovations, professional audio and lighting solutions, and digital transformation, from 2015 to 2020. Led and integrated several acquisitions and was instrumental in Samsung Electronics’ acquisition of Harman in 2017, a publicly traded Fortune 500 company at the time

•
Served in Corporate Development and Investor Relations capacities at Harman from 2012 to 2014

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Held positions of increasing responsibility in accounting and finance at Eastman Kodak Company from 2000 to 2012

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Served with PricewaterhouseCoopers LLP from 1993 to 2000

PUBLIC DIRECTORSHIPS
•
Amentum Holdings, Inc.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	14

Proposal 1   |    ELECTION OF DIRECTORS
Board Recommendation
The Board recommends that shareholders vote FOR the election of the ten nominees identified above. The Board’s recommendation is based on carefully considered judgment that the skills, professional experience, education, backgrounds and attributes of the nominees make them the best candidates to serve on our Board.
FOR	The Board of Directors recommends a vote FOR the Board’s ten nominees for director identified above.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	15

Director Compensation
The table below summarizes the compensation paid to or earned by our non-employee directors during 2025.
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)	Total ($)
Keith J. Allman	232,708	170,077	46,923	—	449,708
William J. Burns	121,000	170,077	3,624	—	294,701
Annette K. Clayton	130,000	170,077	4,393	—	304,470
Douglas L. Davis	136,625	170,077	—	—	306,702
Tyrone M. Jordan	134,500	170,077	—	—	304,577
Kimberley Metcalf-Kupres	136,000	170,077	18,536	—	324,613
Stephen D. Newlin (5)	115,625	—	—	—	115,625
Duncan J. Palmer	141,000	170,077	—	—	311,077
David G. Perkins	134,500	170,077	—	—	304,577
Sandra E. Rowland	134,500	170,077	—	—	304,577

(1)
Mr. Pfeifer did not receive additional compensation for service on our Board of Directors. The compensation Mr. Pfeifer received as our Chief Executive Officer during and for 2025 is shown in the Summary Compensation Table on page 44.

(2)
As SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our directors under our 2024 Incentive Stock and Awards Plan. The amounts shown are not actual cash amounts paid to the directors or amounts the directors realized or will realize because of these awards. We computed the aggregate grant date fair value of these awards in accordance with FASB ASC Topic 718, based on the market price of the shares awarded on the date of grant. This amount includes the value of dividends that the holder of shares is entitled to receive.

(3)
As of December 31, 2025, no current non-employee director held any stock options.

(4)
The amounts in this column represent above-market interest on non-qualified deferred compensation computed on a quarter-by-quarter basis. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation in 2025 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The annual interest rate earned on deferred compensation for the first through third quarters of 2025 was 8.50% and for the fourth quarter was 8.25%. For the first through fourth quarters of 2025, 120% of the applicable long-term interest rate was 5.67%, 5.61%, 5.68%, and 5.36%, respectively.

(5)
Mr. Newlin did not stand for re-election to the Board in 2025, having reached the mandatory retirement age prior to the 2025 Annual Meeting of Shareholders. The fees he earned were pro-rated through May 2025.

In 2025, each non-employee director was entitled to receive an annual retainer of  $107,500. The Chair of the Board is entitled to receive an additional retainer of  $170,000 in recognition of this position. Directors receive a fee of  $13,500 per year for each committee on which they serve. The Chairs of the Governance Committee and the Human Resources Committee each receive an additional annual retainer of  $15,000, and the Chair of the Audit Committee receives an additional annual retainer of  $20,000. We also reimburse directors for reasonable travel and related expenses they incur attending Board and Board committee meetings and continuing education programs.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	16

Director Compensation
Stock Awards
We generally grant shares of stock to our non-employee directors at the meeting of our Board held on the date of our Annual Meeting of Shareholders or at the time a director joins our Board. Effective on election at our 2025 Annual Meeting, we granted to each of our then non-employee directors 1,927 shares of our common stock under the Oshkosh Corporation 2024 Incentive Stock and Awards Plan (Stock Plan). The Human Resources Committee retained the services of Mercer (US) LLC (Mercer), an external compensation consultant, to advise regarding compensation of outside directors, and the amount of the stock awards was approximately at the 50th percentile of data that Mercer provided relating to non-employee director compensation.
Deferred Compensation Plan
Non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers. This plan permits individual directors to defer any or all of their compensation from the Company, including their stock awards. A director who defers fees may elect to have deferred amounts credited to a fixed-income investment account or a stock account. Deferrals of stock awards must be credited to a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each director’s stock account. Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years based on the election of the director.
Payments generally commence when a director ceases to be a member of our Board. In the event of a change in control of our Company, as defined in the Deferred Compensation Plan, we will pay out the deferred compensation plan accounts of all directors in a single lump-sum cash payment.
Stock Ownership Guidelines for Directors
The Human Resources Committee has adopted stock ownership guidelines for non-employee directors to ensure they have a direct stake in the success of our Company. Under these guidelines, non-employee directors are encouraged to acquire and own our common stock in an amount equal to five times their respective annual cash retainers. Non-employee directors should achieve this stock ownership level within five years of becoming a director.
As of March 2, 2026, all independent directors have met the requisite stock ownership levels or are within five years of their initial election as a director. Mr. Pfeifer is subject to the stock ownership guidelines that apply to our executive officers.
Our Company has a policy that prohibits directors, officers, and all other employees from entering certain transactions for their individual accounts, including hedging or pledging our common stock. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to company securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	17

Governance of the Company
Board of Directors Independence
Except for our President and Chief Executive Officer, Mr. Pfeifer, all of the nominees for election to our Board are independent. The Board has determined that no non-employee director nominee has a material relationship with our Company and that all are independent under NYSE listing standards. Further, no director or executive officer has any family relationship with any other director or executive officer.
Meetings of the Board of Directors
The Board of Directors held five meetings during 2025, and committees of the Board held a total of 15 meetings. Each director attended 100% of the meetings of the Board and committees on which he or she served during 2025.
The Board expects directors to attend the Annual Meeting of Shareholders. All our directors attended our 2025 Annual Meeting, and we anticipate that all director nominees will attend the virtual Annual Meeting in 2026.
Our independent, non-employee directors met in executive session, without the presence of our officers, on five occasions during 2025. The independent Chair of the Board presided over all executive session meetings of the non-employee directors.
Shareholder Engagement and Say-on-Pay
Our shareholders are key participants in the governance of our Company. For this reason, we spend time meeting with our shareholders, listening to their concerns and responding to their feedback. During 2025, members of the management team met with shareholders and potential shareholders on many occasions. Our management also proactively reached out to shareholders following each of our four quarterly earnings releases. During these candid meetings, we discussed our Company’s performance and strategy and received shareholder feedback on a variety of topics.
We know that executive compensation is an important subject for shareholders. The Board is particularly pleased that, at our 2025 Annual Meeting, 92.8% of the votes cast were in favor of the advisory proposal to approve the compensation of our named executive officers (NEOs).
Majority Voting for Director Elections
Directors are elected through plurality voting, which means that the ten nominees who receive the most votes of all votes cast will be elected. However, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from their election than votes “for” such election must promptly tender a resignation to the Chair of the Board. The Governance Committee (or, under certain circumstances, another committee appointed by the Board) will promptly consider the matter and will recommend to the Board whether to accept or reject the tendered resignation based on all relevant factors.
The Board must act on that recommendation no later than 90 days after the annual meeting of shareholders at which the election took place. The Board’s decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.
We believe this approach is consistent with the resignation policies commonly used by companies that employ some form of majority voting. It is intended to balance meaningful shareholder input with orderly board functioning.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	18

Governance of the Company
Proxy Access
Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, any shareholder or group of up to 20 shareholders that beneficially owns at least 3% of our outstanding common stock continuously for three years is permitted to nominate candidates for election to the Board and to require the Company to list such nominees along with the Board’s nominees in the Company’s proxy statement. For purposes of this limitation, a group of funds under common management and investment control is treated as one shareholder. The qualifying shareholder or group of shareholders may nominate up to 20% of the Board, rounding down to the nearest whole number of Board seats, but not less than two.
Communicating with the Board of Directors
We encourage you to share your opinions, interests, concerns and suggestions. If you would like to communicate with the Chair or with the Board as a whole, you may send correspondence to the Corporate Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902. Your correspondence will be forwarded to the Board or the appropriate committee, as applicable.
Shareholder Right to Call a Special Meeting
Under Wisconsin law and our By-laws, shareholders holding 10% of our outstanding shares have the right to call a special meeting of our shareholders. As to this right, there are no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10% threshold and no limits on when a meeting can be called. Our By-laws include some procedural requirements relating to the exercise of this right.
Committees of the Board of Directors
Our Board of Directors has three standing committees: the Audit Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees as of the date of the Notice of Annual Meeting of Shareholders are set forth below. The Board has determined that each member of each committee is an independent director as defined under NYSE listing standards and SEC rules, including rules specifically pertaining to members of audit committees and compensation committees.
Audit Committee
MEMBERS	THE AUDIT COMMITTEE
• Duncan J. Palmer (Chair) • William J. Burns • Tyrone M. Jordan • Sandra E. Rowland • Keith J. Allman (Alternate Member)
•
oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system

•
assists with Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and qualifications of our independent registered public accounting firm

•
appoints, compensates and oversees the work of our independent registered public accounting firm, which reports directly to the Audit Committee

•
oversees internal audit function

•
assists the Board with oversight of our risk management program

•
oversees the implementation and effectiveness of the Company’s ethics and compliance program

•
oversees the Company’s information security and risk management associated with cybersecurity

The Audit Committee met seven times during 2025.
The Audit Committee has a charter that specifies its responsibilities, and the Audit Committee believes it fulfills that charter. All members of the Audit Committee are independent directors and financially literate under the applicable NYSE listing standards,

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	19

Governance of the Company
and the Board has determined that each of Keith J. Allman, William J. Burns, Tyrone M. Jordan, Duncan J. Palmer and Sandra E. Rowland is an “audit committee financial expert” as defined under SEC rules.
Our independent registered public accounting firm and internal auditor met with the Audit Committee with and without representatives of management present.
Governance Committee
MEMBERS	THE GOVERNANCE COMMITTEE
• Kimberley Metcalf-Kupres (Chair) • Annette K. Clayton • Tyrone M. Jordan • David G. Perkins • Keith J. Allman (Alternate Member)
•
identifies individuals qualified to become Board members and recommends nominees to our Board for election as directors

•
oversees the annual self-evaluation of the Board and Committees

•
makes recommendations to the Board regarding Board and Committee structure, Committee charters and corporate governance

•
provides oversight of a CEO transition

•
maintains corporate governance guidelines applicable to our Company

•
oversees administration of the Code of Ethics Applicable to Directors and Senior Executives

•
provides oversight of our sustainability and corporate responsibility program

•
oversees the Company’s policies and practices relating to political engagement and lobbying activities

The Governance Committee met four times during 2025.
Selection of Nominees for Election to the Board and Consideration of Shareholder-Recommended Candidates
The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms, and other sources and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating candidates, the Governance Committee considers the needs of the Board and attributes of the individual candidates, including character, judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Board and the Governance Committee believe director candidates should possess the following minimum qualifications:
•
The highest personal and professional ethics, integrity and values;

•
The ability to make independent analytical inquiries and to exercise sound business judgment;

•
Relevant expertise and experience and an understanding of our business environment, together with the ability to offer advice and guidance to the Board and executives based on that expertise, experience and understanding;

•
Background as chief or other senior executive officer of a public company or leader of a major complex organization, including commercial, scientific, government, military, and educational and other non-profit institutions;

•
Independence from any particular constituency, ability to represent all shareholders of our Company, and a commitment to enhancing long-term shareholder value; and

•
Sufficient time available to devote to activities of the Board and to enhance their knowledge of our business.

Unless otherwise determined by the Governance Committee, director nominees must be younger than 72. In addition, the Board and the Governance Committee believe at least one director should have the requisite experience and expertise to be designated an “audit committee financial expert” as defined by applicable SEC rules.
Any shareholder who wishes to recommend a director candidate must provide written notice to the attention of our Corporate Secretary at the address shown on page 69. Such notice must include the shareholder’s name and address; the class and number of shares of common stock owned; the name, age, business address, and principal occupation of the candidate; and the number of shares of common stock owned by the candidate, if any. The notice also must include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	20

Governance of the Company
any candidate to furnish additional information, within reason, to determine the candidate’s eligibility. A shareholder wishing to nominate a candidate for election as a director also must comply with the provisions of our By-laws described under “Additional Information Regarding the Annual Meeting  —  Shareholders intending to present business at the 2027 Annual Meeting”.
Diversity on the Board
Our Corporate Governance Guidelines have long provided that our Board is committed to a diversified membership. Our Board defines diversity broadly. We look for diversity of personal attributes of the individual directors as well as their diverse careers, areas of expertise and tenure on the Board. In considering diversity of the Board (in all aspects of that term), the Governance Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other demographics. As part of its process of identifying potential nominees, the Governance Committee considers the attributes of existing directors and directs the third-party executive search firm that assists in identifying candidates to search for individuals who would contribute to the diverse perspectives of the Board.
Human Resources Committee
MEMBERS	THE HUMAN RESOURCES COMMITTEE
• Douglas L. Davis (Chair) • Annette K. Clayton • David G. Perkins • Sandra E. Rowland • Keith J. Allman (Alternate Member)	• oversees our organizational, personnel, compensation and benefits policies and practices • establishes the compensation for executive officers and directors
•
oversees the administration of the other executive compensation and benefits plans

•
oversees talent and succession strategies to ensure leadership continuity

•
oversees the Company’s human capital management program

The Human Resources Committee met four times in 2025.
The Human Resources Committee retained the services of an external independent compensation consultant, Mercer, a Marsh (MRSH) business, formerly Marsh McLennan (MMC), to provide technical guidance regarding executive and director compensation matters. In 2025, the Company paid $183,474 in fees to Mercer for executive and director compensation consulting services which included:
•
Analysis of peer company disclosures as well as general industry compensation data using Mercer’s US Executive Remuneration Database and updates of trends in executive compensation;

•
Ongoing support regarding the latest relevant regulatory, technical and accounting considerations affecting executive compensation and benefit programs;

•
Guidance on overall compensation program structure, executive compensation levels, comparator groups and executive employment agreements;

•
Preparation for and attendance at selected management, committee and Board of Directors meetings; and

•
Evaluation of competitive positioning of outside director compensation.

The Human Resources Committee has sole authority to: engage and terminate its external compensation consultant or any other compensation adviser; meet with its external compensation consultant without management present; and evaluate the quality and objectivity of the services of its external compensation consultant annually. In addition, pursuant to SEC rules and NYSE listing standards regarding the independence of compensation committee advisers, the Human Resources Committee has the responsibility to consider the independence of its external compensation consultant.
The Company separately engaged Mercer in the ordinary course of business to provide services in areas other than executive and director compensation. The services, which are described below, were unrelated to services that Mercer provided to the Committee, and the employees who rendered the services were different persons than those serving as consultants to the Committee. These additional services included:
•
Consulting services regarding investment options available under the United Kingdom employee pension plan;

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	21

Governance of the Company
•
Actuarial analysis, valuation and trustee services for the United Kingdom pension plan;

•
Providing benchmarking surveys for information on compensation and benefits for our employees generally; and

•
Supporting configuration of one of the Company’s global information technology platforms.

During 2025, the Company paid Mercer $686,610 for these additional services. United Kingdom pension services are paid in British pounds and have been converted to U.S. dollars using an exchange rate of 1.32 U.S. dollars per British pound.
The Human Resources Committee considered the independence of Mercer’s individual representatives who serve as consultants to the Committee and concluded Mercer is independent and that Mercer’s performance of the unrelated services raises no conflict of interest. The consolidated revenues of MRSH were $27.0 billion in 2025, as reported in their Annual Report on Form 10-K. We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation below under “Compensation Discussion and Analysis”.
Board, Committee and Director Evaluations
The Board believes it has robust evaluation processes for the Board, its three committees, individual directors and the Chair of the Board. In particular:
BOARD AS A WHOLE	EACH BOARD COMMITTEE	INDIVIDUAL DIRECTORS	CHAIR OF THE BOARD
The Governance Committee annually oversees a self-evaluation of the Board as a whole. The Committee establishes the evaluation criteria and implements the process for this evaluation.
On an annual basis, each committee conducts a self-assessment of its performance during the previous year. The purpose of these assessments is to increase the effectiveness of the committee and its members.
The Governance Committee conducts an annual review of each committee’s contribution to the company. In its review of the committees, the Governance Committee reviews each committee’s form and results of their respective self-assessments.
Compliance with the responsibilities listed in each committee’s charter forms the principal criteria for these assessments as well as such other factors and circumstances as are determined appropriate.

The Governance Committee, from time to time as the Committee determines it to be necessary or appropriate, reviews the qualifications and performance of any individual directors. On an annual basis, the Governance Committee considers whether to recommend each incumbent director for re-election.
The Governance Committee evaluates current directors and conducts robust searches to identify potential additional nominees with the skills and qualifications needed to ensure that the long-term strategy for the composition of our Board is met. The Governance Committee thoroughly vets each potential candidate for nomination.

On an annual basis and after consultation among the Chair of the Governance Committee and each director regarding the performance of the Chair of the Board and the subject of succession planning for this position, the Governance Committee determines and proposes to the Board of Directors which member of the Board should serve as Chair of the Board.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	22

Governance of the Company
Corporate Governance Documents
We make the following governance-related documents available on the Corporate Governance page under the “Governance” tab in the Investor Relations section of our website, www.investors.oshkoshcorp.com:
•
Our Corporate Governance Guidelines

•
The written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors

•
The Oshkosh Corporation Code of Ethics Applicable to Directors and Senior Executives, which applies to all officers at the vice president level or higher

•
The Corporate Code of Ethics and Standards of Conduct, known as “The Oshkosh Way”, which applies to all our employees

Each document also is available in print to any shareholder who requests it in writing from our Corporate Secretary.
Policies and Procedures Regarding Related Person Transactions
Our Board of Directors adopted the Oshkosh Way for all employees. Our directors and named executive officers are also required to acknowledge in writing that they have received, reviewed and understand the requirements of the Code of Ethics and further acknowledge that failure to fully comply with the Code of Ethics can subject them to discipline, up to and including removal from our Board of Directors or termination of employment.
The Oshkosh Corporation Code of Ethics requires the prompt disclosure to our Chief Ethics and Compliance Officer, Chief Legal Officer or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. Upon their review, recommended action can range from concluding that there is no conflict to review with the Board of Directors. Under the Code of Ethics, the phrase “conflict of interest” is broadly construed to include direct conflicts, indirect conflicts, potential conflicts, apparent conflicts, and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety. The Code of Ethics also prohibits directors and senior executives from taking personal advantage of business opportunities that we typically would pursue or in which we may be interested. There is a firm bias against waivers of these restrictions.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	23

Governance of the Company
Oversight of Risk Management by the Board of Directors
Our Organization Risk Management (ORM) Program plays a critical part in how we manage risks. The Program identifies potential exposure to current, emerging and potential risks, including economic conditions, disruptive technology, competitive threats, cybersecurity, artificial intelligence, human capital management, supply chain, climate change and change management. The Program is designed to: (i) provide an assessment of our potential exposure to material risks; (ii) inform as to how senior management addresses and mitigates potential material risks; and (iii) allow an evaluation as to how these risks may affect performance, operations and strategic plans and help ensure that senior management is implementing effective mitigation strategies as necessary. The Board and each of its committees have some role in risk oversight as follows:
GOVERNING BODY	ROLE IN RISK OVERSIGHT
Board
•
Responsible for general oversight of risk management

•
Focuses on the most significant and material risks facing our Company to help ensure that management develops and implements controls and appropriate risk mitigation strategies

•
Receives a report from senior management and the Audit Committee through the ORM Program on material risk assessments and mitigation strategies as part of the strategic plan updates to the Board

•
Responds to particular risk management issues as part of its general oversight of our Company and in connection with its review and approval of corporate matters

•
Reviews the management succession plan

Audit Committee
•
Evaluates and discusses overall guidelines, policies, processes and procedures with respect to risk assessment and risk management

•
Oversees our ORM Program

•
Receives, considers and discusses a report of results under the ORM Program from senior management following management’s review and prioritizing of risk assessments and mitigation strategies

•
Oversees our compliance with legal and regulatory requirements and our ethics and compliance program

•
Oversees the Company’s information security and risk management associated with cybersecurity

Human Resources Committee
•
Receives a report from our senior management concerning a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage

•
Considers whether our compensation program effectively creates a proper balance between appropriate risk-taking and competitive compensation

•
Analyzes the current management, identifies possible successors to senior management, and develops a succession plan

•
Oversees the Company’s human capital management programs

Governance Committee
•
Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes

•
Oversees our sustainability and corporate responsibility program

•
Oversees matters relating to related party transactions and conflicts of interest

•
Oversees compliance with key corporate governance documents

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	24

Governance of the Company
Board Oversight of Artificial Intelligence (AI)
The Board exercises oversight of AI as part of its broader strategy and risk management, and receives periodic briefings from management regarding the Company’s AI strategy and related initiatives, governance practices and associated risks. This framework enables the Board to monitor management’s approach to responsible AI deployment and long-term value creation.
Management is responsible for identifying, evaluating, and overseeing AI initiatives across the enterprise, and applying AI selectively to support measurable business outcomes, innovation and operational efficiency. The Company has established an AI Council, a cross-functional governance forum that evaluates material AI initiatives, facilitates enterprise coordination and addresses risk considerations.
Independent Chair of the Board
Under our By-laws and Corporate Governance Guidelines, our Chair of the Board must be a director who the Board has determined is independent in accordance with the listing standards of the NYSE and cannot have previously served as an executive officer of our Company. As a result, separate individuals serve as Chair of the Board and Chief Executive Officer. We believe this leadership structure fosters effective governance and oversight of our Company by: (i) providing the independent directors with control over the Board meeting agenda and discussion; (ii) assuring that independent directors control discussions about strategic alternatives; (iii) enabling an effective assessment of the Chief Executive Officer’s performance; (iv) providing an effective means for the Board to express its views on management, strategy and execution; and (v) positioning the Chair to obtain direct and meaningful feedback from shareholders.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	25

Proposal 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
The Audit Committee has appointed Deloitte & Touche LLP, as our independent registered public accounting firm for 2026.
Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will be available to respond to questions. They will have the opportunity to make a statement if they desire to do so.
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, our Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will view the vote as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.
FOR	The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for 2026.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for 2025 and 2024 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.
	2025	2024
Audit fees (1)	$5,247,000	$5,305,000
Audit-related fees (2)	27,000	—
Tax fees (3)	12,000	9,000
All other fees	—	—
Total	$5,286,000	$5,314,000

(1)
Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting and statutory audits required internationally.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under “Audit fees.” Audit-related fees in 2025 related to the filing of a Form S-3 Registration Statement under the Securities Act of 1933 and the registration of shares under the 2024 Stock Plan.

(3)
Tax fees in 2025 and 2024 consisted of fees billed for the preparation of an income tax return in New Zealand.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	26

Proposal 2   |    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR 2026
Pre-approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.
Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee’s next regular meeting. The Audit Committee will regularly review summary reports detailing all services that our independent registered public accounting firm is providing to us.
Report of the Audit Committee
The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The functions of the Audit Committee are described in greater detail in the Audit Committee’s written charter adopted by our Board of Directors. Each member of the Audit Committee is independent as defined by the NYSE’s listing standards and SEC rules.
The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements contained in the 2025 Annual Report on Form 10-K with our management and independent registered public accounting firm, Deloitte & Touche LLP. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control  —  Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.
The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees. In addition, Deloitte & Touche LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with Deloitte & Touche LLP their independence.
The Audit Committee further considered the provision of non-audit services by Deloitte & Touche LLP and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for 2025 be included in our Annual Report on Form 10-K for filing with the SEC.
Audit Committee
•
Duncan J. Palmer, Chair

•
William J. Burns

•
Tyrone M. Jordan

•
Sandra E. Rowland

•
Keith J. Allman (Alternate Member)

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	27

STOCK OWNERSHIP
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OTHER LARGE SHAREHOLDERS
The following table shows the beneficial ownership of common stock of each director, each named executive officer appearing in the Summary Compensation Table on page 44, each other shareholder owning more than 5% of our outstanding common stock, and the directors and executive officers (including the named executive officers who are current employees) as a group.
“Beneficial Ownership” means more than “ownership” as that term commonly is used. For example, a person “beneficially” owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after March 2, 2026, through, for example, the exercise of a stock option.
Except as otherwise stated in the footnotes to the following table, information about common stock ownership is as of March 2, 2026. The percentage of common stock beneficially owned is based on the number of shares outstanding on the record date for the Annual Meeting. At the close of business on March 2, 2026, the record date for the Annual Meeting, there were 62,649,181 shares of common stock outstanding. Our policies prohibit directors or named executive officers from pledging shares. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Stock Units Beneficially Owned (1)
Keith J. Allman	1,375	*	21,816
William J. Burns	0	*	3,262
Annette K. Clayton	0	*	3,468
Ignacio A. Cortina (2)	60,686	*	12,383
Douglas L. Davis	0	*	7,798
Matthew A. Field (2)	9,818	*	41,879
Tyrone M. Jordan	0	*	10,990
Kimberley Metcalf-Kupres	3,175	*	15,839
Mahesh Narang (2)	24,547	*	25,841
Michael E. Pack (2)	41,821	*	18,503
Duncan J. Palmer	0	*	39,079
David G. Perkins	0	*	6,881
John C. Pfeifer (2)	161,320	*	74,836
Sandra E. Rowland	12,709	*	0
All current directors and executive officers as a group (2)	398,596	*	340,276
Aristotle Capital Management, LLC (3)	5,619,748	8.78%
BlackRock, Inc. (4)	5,821,998	9.0%
The Vanguard Group (5)	7,964,920	12.23%

*
The amount shown is less than 1% of the outstanding shares of common stock.

(1)
Amounts shown in this column are not included in the columns titled “Shares of Common Stock Beneficially Owned” or “Percent of Common Stock Beneficially Owned”. Amounts shown include restricted stock units (RSUs) awarded under our Stock Plan in 2024 through 2026 in the following amounts to the following individuals:

12,383 units for Ignacio A. Cortina
41,879 units for Matthew A. Field
25,841 units for Mahesh Narang
18,503 units for Michael E. Pack
74,836 units for John C. Pfeifer
227,083 units for all executive officers as a group

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STOCK OWNERSHIP
RSUs are subject to forfeiture until they vest (subject to retirement terms of the awards).
Amounts shown also include stock units under our Deferred Compensation Plan for Directors and Executive Officers, all of which are vested or were free of restrictions, in the following amounts to the following individuals:
21,816 units for Keith J. Allman
3,262 units for William J. Burns
3,468 units for Annette K. Clayton
7,798 units for Douglas L. Davis
10,990 units for Tyrone M. Jordan
15,839 units for Kimberley Metcalf-Kupres
39,079 units for Duncan J. Palmer
6,881 units for David G. Perkins
113,193 units for all directors and executive officers as a group
The units described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis. However, no such distribution will occur before May 1, 2026.
(2)
Amounts shown include the following amounts that the listed individuals have the right to acquire pursuant to stock options exercisable between March 2, 2026 and May 1, 2026:

5,750 shares for Ignacio A. Cortina
9,950 shares for John C. Pfeifer
28,500 shares for all executive officers as a group
(3)
Amount shown is as described in the Schedule 13G/A that Aristotle Capital Management, LLC filed with the SEC on November 14, 2025. Aristotle Capital Management, LLC is located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025. Aristotle Capital Management, LLC reported beneficial ownership of 5,619,748 shares and had sole voting power over 5,619,748 shares, shared voting power over no shares, sole investment power over 5,619,748 shares and shared investment power over no shares.

(4)
Amount shown is as described in the Schedule 13G/A that BlackRock, Inc. filed with the SEC on April 24, 2025. BlackRock, Inc. is located at 50 Hudson Yards, New York, New York 10001. BlackRock, Inc. reported beneficial ownership of 5,821,998 shares and had sole voting power over 5,686,781 shares, shared voting power over no shares, sole investment power over 5,821,998 shares and shared investment power over no shares.

(5)
Amount shown is as described in the Schedule 13G/A that The Vanguard Group filed with the SEC on November 12, 2024. The Vanguard Group is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported beneficial ownership of 7,964,920 shares and had sole voting power over no shares, shared voting power over 23,419 shares, sole investment power over 7,874,584 shares and shared investment power over 90,336 shares.

Delinquent Section 16(a) Reports
The Securities Exchange Act of 1934 requires our directors, executive officers and controller to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based upon our review of copies of these reports and certifications given to us by such persons, we believe our directors, executive officers and controller have complied with their filing requirements for 2025.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	29

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
Introduction and Overview
This Compensation Discussion and Analysis explains our compensation program and policies for 2025 and details the compensation decisions we made with respect to our named executive officers, or NEOs, and how their 2025 compensation aligns with our pay-for-performance philosophy. For 2025, our NEOs identified in the Summary Compensation Table are as follows:
John C. Pfeifer	President and Chief Executive Officer
Matthew A. Field	Executive Vice President and Chief Financial Officer
Michael E. Pack	Executive Vice President and President, Vocational Segment
Mahesh Narang	Executive Vice President and President, Access Segment
Ignacio A. Cortina	Executive Vice President, Chief Legal and Administrative Officer and Secretary
Pay for Performance
A fundamental principle underlying our compensation program is that we pay for performance. Our compensation program for 2025 supported performance by providing appropriate performance-based incentives to our executives.
Overall, we allocate a greater portion of NEO compensation to incentive-based pay that varies based on company and segment performance (annual incentive and long-term equity incentives) than to fixed compensation (base salary) as the graphics below illustrate. We also limit benefits that NEOs receive that are not broadly available to Oshkosh employees to those related to business need.
TARGET COMPENSATION MIX
We review target total direct compensation, as well as individual compensation components, by referring to the market median in the compensation analysis that Mercer provides and set individual compensation targets based on each executive’s scope, experience, skills, capabilities and performance.
2025 Target Compensation CEO
We display 2025 target total direct compensation for Mr. Pfeifer in the graphic below.

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Compensation Discussion and Analysis
2025 Target Compensation for Other NEOs
We display 2025 average target total direct compensation for all other NEOs in the graphic below.
Say-on-Pay
At our 2025 Annual Meeting, shareholders strongly supported our executive compensation program with 92.8% of the votes cast in favor of the annual advisory proposal on the 2024 compensation of our NEOs. Due to strong shareholder support for our executive compensation program, we did not make significant changes for 2025. We engage frequently with our shareholders to listen and learn so we can understand what our investors view as important. As we discussed above on page 5, we engage on subjects such as our company performance, corporate governance, sustainability, human capital management, capital allocation and executive compensation. We continue to review our shareholder engagement program and refine it, if appropriate, to ensure it aligns with Company objectives and our shareholders’ interests.
2025 Performance Measures — Annual Cash Incentive Awards
For 2025, we used consolidated and segment adjusted operating income (OI) and consolidated and segment free cash flow conversion (FCFC) as performance measures for our annual cash incentive awards. We describe the calculation of these non-GAAP measures below under Annual Cash Incentive Awards. These performance measures together provide focus on our Innovate. Serve. Advance. strategy and reinforce strong capital management, robust cash flow and growth in income. We weighted these measures as follows:
We discuss and explain these performance measures in greater detail below under “COMPENSATION DECISIONS FOR 2025 — Annual Cash Incentive Awards.” We continue to believe it is important to provide business segment presidents the opportunity to be rewarded for results primarily tied to their business segment.
2025 Performance Measures — Long-Term Incentive Awards
For 2025, we maintained relative total shareholder return (TSR) and relative ROIC for our long-term incentive performance share awards. The relative TSR and ROIC awards reinforce the importance of outperforming peer companies in similar industries through market cycles and macroeconomic events. We discontinued the use of sustainability measures in our long-term incentive plan.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	31

Compensation Discussion and Analysis
We discuss and explain our performance measures in greater detail below under “COMPENSATION DECISIONS FOR 2025 — Performance Share Awards.” We allocate our long-term incentive awards as follows:
HUMAN RESOURCES COMMITTEE OVERSIGHT RESPONSIBILITIES
The Human Resources Committee establishes, oversees and approves the compensation program, awards, practices and procedures for our executive officers. The Committee makes annual compensation decisions using a thoughtful and deliberate process based on performance, open discussion and competitive market information that Mercer provides in a compensation analysis. The Committee also recommends to the Board of Directors the competitive pay package for its directors.
COMPENSATION PHILOSOPHY AND OBJECTIVES
A fundamental principle underlying our compensation program is that we pay for performance. The objective of our compensation program is to incentivize the achievement of both short- and long-term results through the alignment of pay with performance goals that we set rigorously. We intend this approach to attract, retain, motivate and sustain high-performing executive talent. The Committee strives to clearly link pay to performance and align incentive compensation opportunities with the long-term interests of our shareholders. As a result, we designed our compensation program to reward executives for annual financial results as well as sustained long-term Company performance.
Checklist of Compensation Practices
WHAT WE DO	WHAT WE AVOID
Align pay and performance Require minimum stock ownership Provide a balanced pay mix Maintain compensation recovery and anti-hedging policies Prohibit pledging of Company stock	Single-trigger change in control features Executive perquisites that lack sound business rationale Excise tax gross-ups Employment contracts

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	32

Compensation Discussion and Analysis
Consistent with the objectives of our compensation program, the Committee has designed cash and equity awards that have varying timeframes for earning and payment and include a substantial proportion of pay that is “at risk” and dependent on future performance. The primary components of our executive compensation program in 2025 were as follows:
	Specific Compensation Component	Key Features For 2025	For More Information, See Page
Fixed	Base salary	We review base salaries in reference to the market median in the compensation analysis that Mercer provides, and set base salaries considering individual scope, experience, skills, capabilities and performance	34
Performance-based short-term incentives	Annual cash incentive awards	We base annual cash incentive awards on the achievement of challenging annual performance goals which for 2025 were consolidated and segment adjusted OI and consolidated and segment FCFC	34
Long-term incentives	Relative performance shares (weighted 50%)	Performance shares benefit the recipient based on how our relative TSR (weighted 30%) and relative ROIC (weighted 20%) over a period of three years compare to companies in our comparator groups	37
	Restricted stock units (weighted 50%)	Restricted Stock Units (RSUs) tie a portion of the recipient’s compensation to share price with vesting over a period of up to three years	39
In certain circumstances, such as for newly hired or promoted executives or for retention purposes, we may also provide compensation outside of these compensation components.
ANNUAL COMPENSATION PROGRAM DESIGN REVIEW
The Committee annually evaluates our compensation program to determine if it is appropriate to adjust the program design, types of awards, or levels of pay. For 2025, the Committee reviewed the analysis that Mercer provided of both peer group data and general industry compensation data from Mercer’s US Executive Remuneration Database. As we describe in more detail below, this compensation analysis from Mercer gives the Committee comparative references and enhances the Committee’s understanding of each executive’s compensation package. We believe our executive compensation program positions us to compete effectively when recruiting, selecting and seeking to retain key executives. The Committee believes that retaining a high-performing executive team is important for the long-term success of the business.
The Committee decided to continue to use consolidated adjusted OI and consolidated FCFC as performance measures for the 2025 annual cash incentive awards for NEOs other than segment presidents. Retaining consolidated OI as a measure allows for a continued emphasis on maximizing income. Retaining consolidated FCFC as a measure for NEOs other than segment presidents reinforces strong consolidated cash management and capital budgeting. The FCFC measure for corporate NEOs also aligns with the measures that we assign to our segment presidents. For our segment presidents, the Committee decided to continue to use consolidated OI, segment OI and segment FCFC measures for the 2025 annual cash incentive award. The OI and FCFC measures align with our value drivers of sales growth, operating margin, and ROIC.
ANALYSIS OF PEER GROUP AND INDUSTRY DATA
For 2025, the Committee reviewed and continued to use the executive compensation peer group that it used in 2024. The Committee directed Mercer to consider this peer group to assess the competitiveness of executive compensation levels and program design, as well as compensation for newly hired executives. The peer group is comprised of the following 16 public companies based on revenue range, business performance, global footprint and operational complexity.
AECOM AGCO Corporation Dover Corporation EMCOR Group, Inc.	Fortive Corporation Howmet Aerospace, Inc. Illinois Tool Works, Inc. Ingersoll Rand, Inc.	Parker-Hannifin Corporation Stanley Black & Decker, Inc. Textron, Inc. The Timken Company	The Toro Company TransDigm Group Incorporated Westinghouse Air Brake Technologies Corporation Xylem, Inc.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	33

Compensation Discussion and Analysis
Mercer supplemented the peer group data with general industry compensation data from its US Executive Remuneration Database, a survey that includes compensation for more than 1,600 organizations, to produce a holistic analysis of competitive executive compensation.
In addition to the market data, the Committee also considers, in a subjective manner, the annual evaluation of each executive officer’s scope, experience, skills, capabilities and performance when determining base salary, annual incentive awards and long-term incentive awards.
COMPENSATION DECISIONS FOR 2025
Base Salary
In November 2024, the Committee reviewed Mercer’s compensation analysis by position to evaluate the competitiveness of the NEOs’ base salaries, while considering each individual’s scope, experience, skills, capabilities and performance. The Committee reviewed Mr. Pfeifer’s performance and reviewed the performance evaluations of the other NEOs, which Mr. Pfeifer prepared, to ensure that base salary decisions for each executive reflected the executive’s scope, experience, skills, capabilities and performance and were otherwise consistent with our compensation goals. After considering Mercer’s compensation analysis and performance information for each executive, the Committee decided to provide increases to Mr. Pfeifer, Mr. Pack, Mr. Narang, and Mr. Cortina reflecting individual performance through 2024 and also to maintain competitive positioning given their respective roles, skills and experience. The Committee maintained Mr. Field’s base salary through 2025, having assessed the competitiveness of his salary at the time of his hiring in December 2024.
Summary of 2025 Base Salary Adjustments
Base salary adjustments for 2024 and 2025 were as follows:
Named Executive Officer	Adjustment as a % of Base Salary for 2024 (3/1/24)	Adjustment as a % of Base Salary for 2025 (3/1/25)
Mr. Pfeifer	10.0%	3.3%
Mr. Field (1)	N/A	0.0%
Mr. Pack	13.4%	3.5%
Mr. Narang (2)	0.0%	3.5%
Mr. Cortina (3)	4.0%	3.0%

(1)
We hired Mr. Field effective December 16, 2024, and he did not receive additional base salary increases within 2024 or 2025.

(2)
We hired Mr. Narang effective November 13, 2023, and he did not receive an additional base salary increase in 2024.

(3)
Mr. Cortina received an additional 10% increase in his base salary effective November 10, 2024, in conjunction with his promotion to Executive Vice President, Chief Legal and Administrative Officer and Secretary.

Annual Cash Incentive Awards
Our annual cash incentive plan links cash awards to the achievement of specific short-term corporate performance goals that the Committee approves each year. These awards tie a significant portion of an executive’s annual compensation to our Company’s performance. For 2025, awards were dependent on our performance under a combination of two measures for NEOs other than segment presidents: consolidated adjusted OI and consolidated FCFC; and three measures for segment presidents: consolidated adjusted OI, segment adjusted OI, and segment FCFC.
After the Committee reviewed Mercer’s compensation analysis, the Committee assigned each executive a threshold, target and maximum annual cash incentive award payment level, as a percentage of base salary, for 2025. We reference the market median in Mercer’s compensation analysis when setting the annual cash incentive award opportunity, and set the award opportunity based on the individual’s scope, experience, skills, capabilities and performance. Based on this analysis for 2025,

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Compensation Discussion and Analysis
the Committee maintained target percentages consistent with 2024 levels for Messrs. Pfeifer, Field, Pack and Cortina, and increased the target percentage for Mr. Narang as we note in the table below. The payout opportunities for the NEOs for 2025 are set forth in the table below:
		POTENTIAL ANNUAL AWARD AS A PERCENTAGE OF BASE
Named Executive Officers	Prior Target	Threshold	Target	Maximum
Mr. Pfeifer	150%	75%	150%	300%
Mr. Field	90%	45%	90%	180%
Mr. Pack	90%	45%	90%	180%
Mr. Narang	80%	45%	90%	180%
Mr. Cortina	80%	40%	80%	160%
Annual Cash Incentive Awards – Operating Income and 2025 Results
The Committee structured our annual cash incentive awards for 2025 with OI targets that reflected the launch of the NGDV program, capacity expansion in the Vocational segment, and softer demand within our Access segment. Actual 2025 results for the annual cash incentive plan performance measures, based on the definitions below (which may differ from reported results based on U.S. Generally Accepted Accounting Principles) appear in the last column of the chart below.
	Performance Measure	Bonus Weighting	Threshold in Millions	Target in Millions	Maximum in Millions	2025 Actual in Millions
Mr. Pfeifer, Mr. Field and Mr. Cortina	Consolidated OI	70%	$899	$1,090	$1,281	$1,005
Mr. Pack	Consolidated OI	25%	$899	$1,090	$1,281	$1,005
	Vocational OI	50%	$487	$570	$653	$587
Mr. Narang	Consolidated OI	25%	$899	$1,090	$1,281	$1,005
	Access OI	50%	$531	$621	$711	$518
Consolidated OI equals operating income based on U.S. Generally Accepted Accounting Principles (GAAP) adjusted to exclude intangible asset amortization ($60 million) and intangible asset impairments ($6 million).
Vocational segment OI equals Vocational operating income based on U.S. GAAP adjusted to exclude intangible asset amortization ($40 million).
Access segment OI equals Access operating income based on U.S. GAAP adjusted to exclude intangible asset amortization ($16 million).
The 2025 results satisfied the annual incentive plan requirement that we achieve a minimum 3% OI margin on a consolidated or segment basis, as applicable, in 2025 for participants to receive a payment based on OI that is above target. Actual OI margin in 2025 was 9.6% on a consolidated basis, 15.8% for the Vocational segment and 11.5% for the Access segment, in each case using amounts based on the definitions above (which may differ from reported results).
Annual Cash Incentive Awards – Free Cash Flow Conversion and 2025 Results
The Committee established the targets for FCFC based on our forecasted financial performance, as we indicate below. Actual 2025 results based on the definitions below appear in the last column in the chart below.
	Performance Measure	Bonus Weighting	Threshold	Target	Maximum	2025 Actual
Mr. Pfeifer, Mr. Field and Mr. Cortina	Consolidated FCFC	30%	61.0%	86.0%	111.0%	62.7%
Mr. Pack	Vocational FCFC	25%	60.0%	75.0%	90.0%	96.5%
Mr. Narang	Access FCFC	25%	70.0%	85.0%	100.0%	55.5%
Consolidated Free Cash Flow Conversion is FCFC (cash from operations, adjusted to remove cash generated by Pierce customer advances of  $121 million and a reduction in tax payments as a result of the One Big Beautiful Bill Act of  $88 million, less cash used for the purchase of property, plant, and equipment divided by net income, adjusted for intangible asset impairments, net of tax, of  $4 million.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	35

Compensation Discussion and Analysis
Vocational segment Free Cash Flow Conversion is FCFC (cash from operations excluding intercompany interest, transfer pricing and income taxes, adjusted to remove cash generated by Pierce customer advances of  $121 million, less cash used for the purchase of property, plant, and equipment) divided by Vocational segment operating income.
Access segment Free Cash Flow Conversion is FCFC (cash from operations excluding intercompany interest, transfer pricing and income taxes, less cash used for the purchase of property, plant, and equipment) divided by Access segment operating income.
2025 Annual Incentive Award Payouts
Based on consolidated and segment results, performance payouts under the annual cash incentive plan to our NEOs were as follows:
	Target Annual Incentive Award ($) (1)	Payout Based on Consolidated OI ($)	Payout Based on Consolidated FCFC ($)	Payout Based on Segment OI ($)	Payout Based on Segment FCFC ($)	Total ($)	Payout Level (Percent of Target Payout) (2)
Mr. Pfeifer	1,867,439	1,015,700	299,164	N/A	N/A	1,314,864	70.4%
Mr. Field	630,000	342,657	100,926	N/A	N/A	443,583	70.4%
Mr. Pack	649,271	126,121	N/A	392,484	324,636	843,241	129.9%
Mr. Narang	672,459	130,625	N/A	—	—	130,625	19.4%
Mr. Cortina	528,579	287,494	84,678	N/A	N/A	372,172	70.4%

(1)
The target annual incentive award represents 2025 base salary earned multiplied by each NEO’s target award percentage.

(2)
Payout level is the sum of the results of each performance measure as a percentage of target performance multiplied by each measure’s respective weighting.

Equity-Based Long-Term Incentive Awards
The Committee grants individual equity awards for executives on an annual basis at its February meeting. Equity awards we granted in 2025 are subject to the terms of our 2024 Incentive Stock and Awards Plan, which shareholders approved at the 2024 Annual Meeting.
In 2025, as we had done in the recent past, we provided two types of equity-based long-term incentive awards: performance shares and restricted stock units. The Committee believes equity-based long-term incentive awards are key components of our compensation program and appropriately align pay with performance. Long-term incentive awards serve the following three critical functions:
•
Motivate executives to focus on our long-term growth and performance;

•
Encourage and facilitate executive ownership of our common stock, which aligns executive objectives with those of shareholders; and

•
Help to attract and retain key executives, which we believe contributes to increased shareholder value.

For annual equity awards that the Committee granted in 2025, the Committee granted to each NEO long-term incentive awards. We reference the market median in Mercer’s compensation analysis when determining long-term incentive grant date award values and make individual decisions considering each executive’s scope, experience, skills, capabilities and performance. The awards provided a significant incentive for executives to execute our strategy, achieve long-term performance goals and deliver total shareholder return and also provided considerable retention value for key executives.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	36

Compensation Discussion and Analysis
The following table summarizes target long-term incentive grant date award values that we used for awards to NEOs for 2024 and 2025.
Named Executive Officer	2024 Long-Term Incentive Award Granted 2/19/2024	2025 Long-Term Incentive Award Granted 2/17/2025
Mr. Pfeifer	$8,500,278	$10,000,031
Mr. Field	N/A	$1,750,271
Mr. Pack	$1,750,275	$1,750,271
Mr. Narang	$1,950,165	$1,950,216
Mr. Cortina	$1,500,085	$1,650,219
For the 2025 grants, the Committee approved the delivery of the target award value by awarding to each executive:
•
50% of the target value in the form of performance shares (30% on relative TSR and 20% on relative ROIC) and

•
50% in the form of restricted stock units.

Performance Share Awards
All performance share awards will require our company performance to exceed certain thresholds to deliver a payout. For 2025 grants, performance shares accounted for a total combined weight of approximately 50% of the target award value for each NEO’s long-term incentives. We granted to each NEO performance shares with 30% of the annual long-term incentive target award value allocated to relative TSR and 20% allocated to relative ROIC. The Committee discontinued the use of sustainability measures for performance shares that it granted in 2025. The Committee valued relative TSR performance shares using a Monte Carlo simulation model from a third-party provider. The Committee valued relative ROIC performance shares using the fair market value of the underlying common stock on the date of grant.
These awards reinforced our pay-for-performance philosophy by providing target (100%) payout only if we achieve at least 50th percentile performance for our relative TSR and relative ROIC measures. Executives can earn up to a maximum payout of 200% of target on each measure for outstanding performance. In addition to being performance-based, our performance shares vest only after three years of continuous employment (subject to additional terms in the event of retirement), which provides a retention incentive during the full vesting period.
Upon a qualified retirement, a pro-rata portion of the performance shares will vest. Mr. Pfeifer is eligible to retire under our incentive stock plans as of December 31, 2025. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company.
Total Shareholder Return
The 2025 TSR-based performance share awards measure performance based on the Company’s TSR relative to the TSR results of an index of similarly-sized companies over a three-year performance period. Executives benefit from these 2025 performance share grants only if our TSR compares favorably to the TSR of companies in the Standard & Poor’s MidCap 400 Index. TSR is defined as stock price appreciation plus dividends over three fiscal years. The final number of shares an executive receives at the end of the three-year performance period can range from zero to double the target number of performance shares, depending on our relative TSR, subject to the payout cap that we describe below. Performance shares support the Committee’s objective of increasing executives’ ownership interest in our Company and giving them incentive to enhance shareholder value.
The table below reflects the percentage of target performance shares that an NEO could earn at the end of the three-year period from January 1, 2025 to December 31, 2027 based on our relative TSR performance, with the payout prorated for performance between the listed outcomes. This award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative TSR performance at the 50th percentile using our share price on the date we awarded performance shares. If the award value exceeds the payout cap, we reduce the shares that we deliver to the value of the payout cap.

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Compensation Discussion and Analysis
3-Year TSR	Percent of Target Shares Award Earned
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile	200%
The Committee continues to use the Standard & Poor’s MidCap 400 Index for these awards rather than the more targeted comparator group that we used for ROIC purposes because using the index reflects the Committee’s view that there is a broad range of investment options available to shareholders.
TSR – Results that Impacted 2025
For performance share awards that we granted in 2023 relating to performance from January 1, 2023 through December 31, 2025, our TSR of 47.3% resulted in a rank at the 66th percentile relative to the TSR of companies in the Standard & Poor’s MidCap 400 Index. This percentile ranking resulted in a payout at 163% of target for these awards, which resulted in payouts to the participating NEOs at the values shown below.
NEOs	Payout for Performance Period ended 12/31/2025 — TSR (2)
Mr. Pfeifer	$4,173,339
Mr. Field (1)	N/A
Mr. Pack	$1,001,868
Mr. Narang (1)	N/A
Mr. Cortina	$1,001,868

(1)
Mr. Field and Mr. Narang did not receive performance share awards in 2023 and therefore did not receive a payout for the performance period ending in 2025.

(2)
Dollar values reflect the closing price of our stock on February 20, 2026, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.

Return on Invested Capital
The 2025 ROIC-based performance share awards measure performance based on the Company’s relative ROIC. Executives benefit from the ROIC performance shares only if our ROIC results compare favorably to our ROIC comparator group. The performance goal is calculated as our total net income before extraordinary items, non-recurring gains and losses, discontinued operations and accounting changes, plus the after-tax cost of interest expense for the 11 quarters in the period ended September 30, 2027, divided by the sum of total debt plus shareholders’ equity as of the last day of the same calendar quarters and the immediately preceding calendar quarter for the Company. This calculation relies on publicly filed financial statements of ROIC comparator group companies. Therefore, the Committee designed the calculation to incorporate available information within the three-year performance period.
The table below reflects the percentage of target performance shares that an NEO could earn at the end of the three-year period from January 1, 2025 to December 31, 2027, based on our relative ROIC performance, with the payout prorated for performance between the listed outcomes. This award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative ROIC performance at the 50th percentile using our share price on the date we awarded performance shares. If the award value exceeds the payout cap, we reduce the shares that we deliver to the value of the payout cap.
3-Year ROIC	Percent of Target Shares Award Earned
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
85th Percentile	200%

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	38

Compensation Discussion and Analysis
The ROIC comparator group for the 2025 awards included companies in three distinct Standard Industrial Classification (SIC) industry groupings: Industrial Machinery, Construction/Farm Machinery and Heavy Trucks, and Defense & Aerospace, with annual revenues between approximately one quarter to two times our annual revenue. The Committee believes these companies are representative of the industries in which our products compete and are likely to have investment needs like ours — to support the maintenance and improvement of their infrastructure and ensure continued growth. The companies in the ROIC comparator group for the 2025 awards are listed below.
ROIC Comparator Group of Companies for 2025 Performance Shares
Industrial Machinery (30%)	Construction/Farm Machinery and Heavy Trucks (48%)	Defense & Aerospace (22%)
Dover Corporation	AECOM	Curtiss-Wright Corporation
Flowserve Corporation	AGCO Corporation	L3Harris Technologies, Inc.
Fortive Corporation	Allison Transmission Holdings, Inc.	Howmet Aerospace Inc.
Illinois Tool Works Inc.	Dycom Industries, Inc.	Huntington Ingalls Industries, Inc.
Ingersoll Rand Inc.	EMCOR Group Inc.	KBR, Inc.
Lincoln Electric Holdings Inc.	Granite Construction Incorporated	Teledyne Technologies Incorporated
Parker-Hannifin Corporation	Martin Marietta Materials, Inc.	Textron Inc.
Pentair plc	MasTec, Inc.	TransDigm Group Incorporated
Stanley Black & Decker, Inc.	Primoris Services Corporation
The Timken Company	Quanta Services, Inc.
Xylem Inc.	REV Group, Inc.
Terex Corporation
The Toro Company
Trinity Industries Inc.
Tutor Perini Corporation
Valmont Industries, Inc.
Vulcan Materials Company
Westinghouse Air Brake Technologies Corporation
ROIC – Results that Impacted 2025
For performance share awards that we granted in 2023 relating to performance from January 1, 2023 through December 31, 2025, our relative ROIC of 40.5% resulted in a rank at the 74th percentile versus the ROIC of companies in the ROIC comparator group that applied to these awards. This percentile ranking resulted in a payout at 168% of target under these awards, which resulted in payouts to the NEOs at the values shown below.
NEOs	Payout for Performance Period ended 12/31/2025 — ROIC (2)
Mr. Pfeifer	$3,141,106
Mr. Field (1)	N/A
Mr. Pack	$754,034
Mr. Narang (1)	N/A
Mr. Cortina	$754,034

(1)
Mr. Field and Mr. Narang did not receive performance share awards in 2023 and therefore did not receive a payout for the performance period ending in 2025.

(2)
Dollar values in the table reflect the closing price of our stock on February 20, 2026, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.

Sustainability – Results that Impacted 2025
For performance share awards that we granted in 2023 relating to global female representation (weighted 3.4%), U.S. BIPOC representation (weighted 3.3%) and reduction in GHG emissions normalized for sales (weighted 3.3%), we did not meet threshold performance, and therefore, there was no payout. Mr. Field and Mr. Narang did not receive performance share awards in 2023.
Restricted Stock Units
The Committee believes RSUs are valuable because they tie a portion of the executive’s compensation to stock price and the vesting period provides a retention incentive. RSUs enable executives to realize value based on the price of our common stock on

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	39

Compensation Discussion and Analysis
the vesting date, creating a link between executive decision-making and shareholder value. Each RSU grant has a three-year vesting period, with one-third vesting each year. RSUs call for accelerated vesting upon a qualified retirement unless the qualified retirement occurs prior to the first anniversary of the grant date, in which case only a pro-rata portion of the RSUs will vest. However, awards that vest due to a qualified retirement will continue to settle in accordance with their original vesting schedule of one-third each year. Mr. Pfeifer is eligible to retire under our incentive stock plans as of December 31, 2025. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company.
RSUs accounted for 50% of the target long-term incentive award value in 2025 which was the same weight as in 2024. The Committee valued RSUs using the fair market value of the underlying common stock on the date of grant.
Retirement Benefits
We provide retirement benefits based on competitive market trends. The retirement plans for the NEOs include a 401(k) plan with company matching contributions, as well as a qualified defined contribution retirement benefit plan under which we contribute a percentage of base salary for each participant up to Internal Revenue Code limits for such plans based on age. The contributions vary by business segment and employee groups. For the NEOs, the contributions, as a percentage of qualifying wages, are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.
We maintain a restoration non-qualified defined contribution executive retirement plan, the Oshkosh Corporation Defined Contribution Executive Retirement Plan, that provides a percentage of base salary and bonus above the Internal Revenue Code retirement plan limits that apply to our broad-based defined contribution retirement plan. For the NEOs, the contributions above the Internal Revenue Code limits, as a percentage of qualifying wages, are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.
Mr. Pack earned a benefit under our qualified defined benefit plan for Pierce employees during his time in that segment. Please refer to “2025 Pension Benefits” on page 48 and “Non-Qualified Deferred Compensation” on page 49 for more information regarding our supplemental executive retirement plans and our pension plan.
Deferred Compensation
Our NEOs are eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. The Deferred Compensation Plan allows the deferral of base salary and annual cash incentive awards into either an investment program, which pays a guaranteed rate of return based on the prime interest rate plus 1%, or a share program, which mirrors the performance of our common stock during the relevant period, including dividends. Executives also may defer RSU grants and performance shares under the Deferred Compensation Plan. See “2025 Non-Qualified Deferred Compensation” on page 49, for more information regarding our deferred compensation plans.
Other Benefits
During 2025, we provided limited additional personal benefits to certain executive officers. We authorize executive use of our Company plane for personal reasons only in limited and specific circumstances. Our Board approved Mr. Pfeifer’s service as a member of the board of directors of another public company in recognition of the valuable professional development opportunities such service can provide Mr. Pfeifer while serving as our Chief Executive Officer. During 2025, Mr. Pfeifer traveled to board meetings on our Company aircraft to minimize travel time and to facilitate his service on that board. There was no other NEO use of the Company plane for personal reasons in 2025.
We provided health and welfare benefit plans to all our executives under the plans available to most of our employees, including medical, dental, vision, life insurance and short- and long-term disability coverage. In addition, all our executives were eligible to receive a comprehensive physical examination. We covered costs of these examinations in 2025 and reimbursed the taxes relating to payment of those costs beyond the scope of routine annual physicals provided under the normal health plan. Finally, newly hired executives are eligible for relocation benefits available to most of our employees, including reimbursement of taxes related to relocation benefits that generate taxable income. During 2025, the Committee approved reimbursement of home sale and moving costs for Mr. Pfeifer, given that he did not utilize the relocation benefits available to him when we hired him in 2019.
Executive Employment and Other Agreements
We do not have an employment agreement with any of our NEOs. Our NEOs have agreements under which certain benefits would become payable in the event of a change in control of our Company and subsequent termination of the executive’s employment.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	40

Compensation Discussion and Analysis
Mr. Pfeifer has a severance agreement that is separate from his change-in-control agreement and the other NEOs are eligible for the Executive Severance Policy which is also separate from their change-in-control agreements.
Severance Agreement
We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and the target amount of annual incentive compensation, together with welfare benefits. See “Potential Payments on Termination or Change In Control” for more information regarding Mr. Pfeifer’s severance agreement and potential amounts that we may pay under that agreement.
Executive Severance Policy
The Committee maintains an Executive Severance Policy, under which the NEOs other than Mr. Pfeifer are eligible for severance payments. This policy is intended to provide clarity for and ensure cooperation by executives who are transitioning out of the Company under defined circumstances. The policy provides benefits if we terminate an executive’s employment without cause or an executive terminates their employment for good reason. Provided the executive executes a release of claims, the policy generally provides for severance compensation approximating one year of salary and the target amount of annual incentive compensation, a prior year bonus if the executive will not receive the annual incentive plan payment from the year prior to termination, as well as a pro rata bonus payment for the year in which the termination occurs, together with welfare benefits. See “Potential Payments on Termination or Change In Control” for more information regarding potential amounts that we may pay under this policy.
Change-In-Control Agreements
We have change-in-control agreements with all NEOs that would provide each of them with reasonable compensation if their employment were terminated in certain defined circumstances following a change in control of our Company. We entered into these Key Executive Employment and Severance Agreements, or KEESAs, to provide our Company with certain protections — specifically to retain key executives prior to or following a change in control and to ensure key executives consider the best interests of shareholders when making decisions during a potential or actual change in control. The Committee administers the severance agreements and selects executive officers who are eligible for these agreements. None of the agreements provide for Internal Revenue Code Section 280G tax gross-up benefits.
Under the KEESAs, after a change in control of our Company, if an executive’s employment is terminated other than by reason of death, disability or for cause, the executive is entitled to the following:
	Cash Payment	Additional Retirement Benefits	Outplacement, Legal, Continued Welfare Benefits	Tax Gross-up for “Excess Parachute Payments” (1)
Mr. Pfeifer	3x base salary and bonus	N/A	3 years	No
Mr. Field	2x base salary and bonus	N/A	2 years	No
Mr. Pack	2x base salary and bonus	N/A	2 years	No
Mr. Narang	2x base salary and bonus	N/A	2 years	No
Mr. Cortina	2x base salary and bonus	N/A	2 years	No

(1)
In fiscal 2009, the Committee eliminated the Internal Revenue Code Section 280G tax gross-up benefit from payments due under severance agreements for any new agreements after that date. Each executive is also entitled to a cash termination payment and other benefits if the executive terminates employment for good reason, as defined in the severance agreements, after a change in control. The form of agreement applicable to our NEOs provides that, to the extent that payments to any of those executives would be considered “excess parachute payments,” the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive.

See “Potential Payments on Termination or Change in Control” for more information regarding these change-in-control agreements and potential amounts under them that would be payable to our NEOs.
Executive Incentive Compensation Recovery Policy
The Committee maintains the Oshkosh Corporation Recovery Policy, or clawback policy. The clawback policy applies to all incentive compensation granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	41

Compensation Discussion and Analysis
Under the policy, if we must prepare an accounting restatement due to our material noncompliance with financial reporting requirements under the securities laws, including to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then the Company must recover any erroneously awarded compensation.
Stock Ownership Guidelines for Executive Officers
The Committee has adopted executive officer stock ownership guidelines to align our executives’ interests with those of shareholders. The Committee requires executives to attain stock ownership at the following levels:
	Ownership Level as a Multiple of Base Salary	In Compliance (1)
Mr. Pfeifer, President and Chief Executive Officer	6x annual base salary	Yes
Mr. Field, Executive Vice President and Chief Financial Officer	4x annual base salary	Yes
Mr. Pack, Mr. Narang and Mr. Cortina, Executive Vice Presidents	3x annual base salary	Yes

(1)
As of March 2, 2026.

It is the Committee’s policy that each NEO must achieve the required level of stock ownership within five years of becoming subject to that stock ownership requirement. The stock ownership policy includes direct ownership of Company stock, amounts deferred into the Company stock account within the Deferred Compensation Plan, and unvested restricted stock units, valued based on the market price of our common stock. The stock ownership guidelines do not include unvested performance shares or unexercised stock options as stock that an executive owns. An executive who does not meet the ownership guidelines within the requisite timeframe will not receive approval to sell shares or to exercise options unless the net proceeds of that transaction are reinvested in common stock.
Equity Grant Timing Practices
The Compensation Committee does not take material non-public information into account when determining the timing and terms of long-term incentive awards, and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. The Committee grants annual equity awards as of the date of the Committee’s February meeting, and the Committee approves grants to any newly hired or promoted executives effective on the date of hire or promotion.
Prohibition Against Hedging and Pledging
We prohibit directors, officers and all other employees from entering into certain transactions for their individual accounts that include hedging or pledging our Company’s securities. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds.
Prohibition Against Insider Trading
We have adopted an insider trading policy governing the purchase, sale and other disposition of Company securities by the Company and our directors, officers and certain employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of the New York Stock Exchange.
Tax Treatment of Compensation
The Committee views the impact of the tax deductibility of executive compensation as one of the many factors to consider in the context of its overall compensation objectives. Section 162(m) of the Internal Revenue Code (Section 162(m)) limits our U.S. federal income tax deduction for compensation that exceeds $1,000,000 paid during the year to each of our “covered employees.” In determining the compensation paid or awarded to our NEOs during 2025, the Committee strived to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short- and long-term results through the alignment of rigorously set performance goals and pay. In structuring our compensation program in a manner consistent with these goals, the Committee approves compensation that is not fully deductible under Section 162(m), as the Committee believes it will contribute to the achievement of our business objectives.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	42

Compensation Discussion and Analysis
Relation of Our Compensation Policies and Procedures to Risk Management
Our senior management conducted a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage. Management then presented this risk assessment to the Committee.
After reviewing management’s risk assessment, the Committee determined that our compensation program creates a proper balance between appropriate risk-taking and competitive compensation. Based on the Committee’s determination, we believe our compensation program does not create risks that are reasonably likely to have a material adverse effect on our Company.
RISK MITIGATION FEATURES INCLUDE:

•
Multiple performance measures

•
Clawback policy

•
Stock ownership guidelines

•
Anti-hedging policy

•
Limited change-in-control benefits

•
Incentive plan caps

Human Resources Committee Report
The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Human Resources Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
•
Douglas L. Davis, Chair

•
Annette K. Clayton

•
David G. Perkins

•
Sandra E. Rowland

•
Keith J. Allman (Alternate Member)

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	43

COMPENSATION TABLES
2025 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)(6)(7)	Total ($)
John C. Pfeifer, President and Chief Executive Officer	2025	1,243,847	—	10,000,031	—	1,314,864	—	377,253	12,935,995
	2024	1,193,078	—	8,500,278	—	2,545,317	—	307,868	12,546,541
	2023	1,091,539	—	6,250,252	—	2,970,551	—	123,818	10,436,160
Matthew A. Field, Executive Vice President and Chief Financial Officer (8)	2025	700,000	—	1,750,271	—	443,583	—	190,126	3,083,980
	2024	13,462	500,000	4,500,032	—	39,089	—	16,914	5,069,497
Michael E. Pack, Executive Vice President and President, Vocational Segment	2025	720,731	—	1,750,271	—	843,241	230	107,123	3,421,596
	2024	687,247	—	2,250,352	—	888,987	—	104,718	3,931,304
	2023	608,471	—	1,500,244	—	883,875	283	43,797	3,036,670
Mahesh Narang, Executive Vice President and President, Access Segment	2025	746,472	—	1,950,216	—	130,625	—	103,093	2,930,406
	2024	725,001	—	1,950,165	—	796,050	—	156,385	3,627,601
	2023	83,654	650,000	4,500,151	—	155,726	—	17,398	5,406,929
Ignacio A. Cortina, Executive Vice President and Chief Legal & Administrative Officer and Secretary	2025	660,188	—	1,650,219	—	372,172	—	106,973	2,789,552
	2024	588,602	—	1,500,085	—	670,677	—	110,156	2,869,520
	2023	558,697	—	1,500,244	—	810,867	—	47,374	2,917,182

(1)
Amounts in this column are based on the aggregate grant date fair value of awards to our NEOs under our stock plans rather than actual amounts paid to these officers or amounts the officers actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(2)
We based the fair value of restricted stock unit awards on the market price of the underlying shares awarded on the date of grant. We have granted performance shares to our NEOs that vest at the end of the third year following the grant date. Our NEOs earn shares under performance share awards only if our total shareholder return (TSR), as to 60% of the awards and return on invested capital results (ROIC), as to 40% of the awards, over the three-year performance period compare favorably to those of a comparator group of companies. Potential payouts range from 0% to 200% of the target amounts for these awards. Amounts in the “Stock Awards” column relating to the performance share awards are the value at the grant date, based upon the probable outcome of the performance conditions, consistent with the estimate of the aggregate compensation cost to be recognized over the service period in accordance with FASB ASC Topic 718, determined using a Monte Carlo simulation model for relative TSR and fair market value of the underlying shares on the grant date for relative ROIC. Note 5 to our consolidated financial statements for 2025, included in our Annual Report on Form 10-K filed with the SEC on February 17, 2026, includes the assumptions we used to calculate these amounts. Assuming performance at the highest level, the aggregate values of the performance share awards during 2025 at the date of grant for each of our NEOs (based on the maximum number of shares that an officer could earn under an award and our stock price on the date of grant) were as follows: $8,034,594 for Mr. Pfeifer, $1,406,296 for Mr. Field, $1,406,296 for Mr. Pack, $1,566,966 for Mr. Narang and $1,325,960 for Mr. Cortina.

(3)
The amounts in this column reflect the increase in actuarial present value from the prior year of the NEO’s benefits under our applicable retirement plans determined using the assumptions set forth in footnote (1) to the Pension Benefits Table below. Messrs. Pfeifer, Field, Narang, and Cortina are not entitled to any benefits under these plans.

(4)
The amounts shown in this column include benefits earned in 2025 under the Defined Contribution Executive Retirement Plan of  $206,416 for Mr. Pfeifer, $23,345 for Mr. Field, $75,623 for Mr. Pack, $71,593 for Mr. Narang and $58,884 for Mr. Cortina. We made 2025 contributions to the qualified defined contribution retirement benefit plan of  $21,000 for each NEO.

(5)
The amounts shown in the column for 2025 include $8,336 for Mr. Pfeifer and $8,804 for Mr. Cortina for annual physical examinations outside our normal health plan and $7,392 for Mr. Pfeifer and, $7,785 for Mr. Cortina to reimburse them for taxes they incurred in connection with our reimbursements for the annual physical examinations.

(6)
The amount shown in this column for 2025 for Mr. Pfeifer includes $16,437 for incremental costs associated with the use of our Company aircraft to attend meetings of the board of directors of another company.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	44

COMPENSATION TABLES
(7)
The amounts shown in the column for 2025 include $56,801 for Mr. Pfeifer to reimburse him for his home sale and $75,224 for Mr. Field for moving and relocation, as well as $50,371 for Mr. Pfeifer and $60,057 for Mr. Field to reimburse them for taxes they incurred on this income.

(8)
Mr. Field was not an employee of the Company until 2024.

2025 Grants of Plan Based Awards
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Pfeifer	2/17/2025	933,719	1,867,438	3,734,876	18,703	37,405	74,810	46,555	10,000,031
Matthew A. Field	2/17/2025	315,000	630,000	1,260,000	3,274	6,547	13,094	8,148	1,750,271
Michael E. Pack	2/17/2025	324,636	649,271	1,298,542	3,274	6,547	13,094	8,148	1,750,271
Mahesh Narang	2/17/2025	336,230	672,459	1,344,918	3,648	7,295	14,590	9,079	1,950,216
Ignacio A. Cortina	2/17/2025	264,290	528,579	1,057,158	3,087	6,173	12,346	7,682	1,650,219

(1)
The amounts shown represent the threshold, target and maximum awards that each of our NEOs could have earned under our annual cash incentive plan for 2025, as we describe more fully under “Compensation Discussion and Analysis — Annual Cash Incentive Awards”. The amount that each NEO earned for 2025 under these awards based on our actual performance for the periods appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The amounts shown represent the threshold, target and maximum payouts under performance share awards that we awarded in 2025 to the NEOs under our stock plans as we describe more fully under “Compensation Discussion and Analysis — Equity-based Long-term Incentive Awards — Performance Share Awards.” Achievement of the threshold amount requires performance at or above the lowest value shown in the table below for each award type. Payments are pro-rated for performance between the percentages listed. The awards are subject to a payout cap, using our share price at the end of the performance period, equal to 400% of the aggregate value of the number of shares that the participant would have received for performance at the 50th percentile determined based on our share price on the date of the award of performance shares. We pay the awards that executives earn, including a pro-rata amount upon a qualifying retirement, in shares of our common stock on a one-for-one basis and include credit for any dividends our Board approves during the performance period. However, we do not pay dividend or dividend equivalents with respect to unearned performance share awards.

Performance Measure	Percentage of Total	Payout Prorated Between	Measurement Period
Relative Total Shareholder Return (TSR)	30%	25th — 75th Percentile	3 years ended December 31, 2027
Relative Return on Invested Capital (ROIC)	20%	25th — 85th Percentile	11 quarters ended September 30, 2027

(3)
The dollar amounts relating to the relative TSR performance share awards are based on valuations under a Monte Carlo simulation in accordance with FASB ASC Topic 718. Amounts relating to the relative ROIC performance-based measures as well as restricted stock units are based on the fair market value of the underlying common stock on the grant date.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	45

COMPENSATION TABLES
Outstanding Equity Awards at December 31, 2025
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
John C. Pfeifer	9,950			90.28	11/18/29	86,032	10,808,200	134,166	16,855,275
Matthew A. Field						39,077	4,909,244	13,307	1,671,758
Michael E. Pack						21,348	2,681,949	25,283	3,176,303
Mahesh Narang						26,290	3,302,813	28,170	3,538,997
Ignacio A. Cortina	5,750			90.28	11/18/29	15,404	1,935,205	22,811	2,865,746

(1)
As of December 31, 2025, all stock options awarded to NEOs were fully vested.

(2)
Options have a duration of 10 years from the date of grant. They must be exercised within one year of death or disability and three years of retirement. Retirement means that a participant’s employment terminates at a time when the participant is at least age 55 and has completed at least five (5) years of continuous service with the company.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	46

COMPENSATION TABLES
(3)
The vesting dates for all restricted stock units that our NEOs held on December 31, 2025, are as follows:

Name	Vesting Date	No. of Units
John C. Pfeifer	2/17/2026	15,718
	2/19/2026	13,442
	2/20/2026	11,993
	2/17/2027	15,718
	2/19/2027	13,442
	2/17/2028	15,719
Matthew A. Field	2/17/2026	2,751
	12/16/2026	15,411
	2/17/2027	2,751
	12/16/2027	15,413
	2/17/2028	2,751
Michael E. Pack	2/17/2026	2,751
	2/19/2026	2,768
	2/20/2026	2,878
	2/17/2027	2,751
	2/19/2027	2,768
	7/22/2027	4,681
	2/17/2028	2,751
Mahesh Narang	2/17/2026	3,065
	2/19/2026	3,083
	11/13/2026	10,926
	2/17/2027	3,065
	2/19/2027	3,085
	2/17/2028	3,066
Ignacio A. Cortina	2/17/2026	2,593
	2/19/2026	2,372
	2/20/2026	2,879
	2/17/2027	2,594
	2/19/2027	2,372
	2/17/2028	2,594

(4)
We used the closing price of our common stock of  $125.63 on December 31, 2025, to calculate the value of unvested units.

(5)
The vesting dates for all performance shares that our NEOs held on December 31, 2025, are as follows:

	VESTING DATE OF PERFORMANCE SHARES
Name	TSR 12/31/26	TSR 12/31/27	ROIC 12/31/26	ROIC 12/31/27	Female 12/31/26	BIPOC 12/31/26	GHG 12/31/26
Assumed Performance	Max	Max	Max	Max	Threshold	Threshold	Threshold
John C. Pfeifer	29,911	38,177	24,195	37,849	1,372	1,331	1,331
Matthew A. Field	—	6,683	—	6,624	—	—	—
Michael E. Pack	6,159	6,683	4,984	6,624	283	275	275
Mahesh Narang	6,862	7,445	5,553	7,382	315	307	306
Ignacio A. Cortina	5,279	6,301	4,270	6,246	243	236	236

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	47

COMPENSATION TABLES
2025 Option Exercises and Stock Vested
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C. Pfeifer	—	—	75,022	8,852,986
Matthew A. Field	—	—	15,412	1,980,693
Michael E. Pack	—	—	17,635	2,083,585
Mahesh Narang	—	—	13,926	1,686,053
Ignacio A. Cortina	12,725	816,027	17,640	2,081,604

(1)
Reflects the amount calculated by multiplying the number of restricted stock units vested in 2025 by the market price of our common stock on the vesting date.

2025 Pension Benefits
The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during 2025 under the Pierce Retirement Plan for Mr. Pack. Messrs. Pfeifer, Field, Narang, and Cortina are not entitled to any benefits under this plan.
Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During the Last Year ($)
Michael E. Pack	Pierce Retirement Plan	1	2,694	—

(1)
Years of credited service are based on the executive working one thousand hours during the plan year. Participants do not accrue additional years of credited service after December 31, 2012, but vesting service continues.

(2)
The actuarial value of the accumulated plan benefits was calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62; that the benefit calculation date is December 31, 2025, consistent with our accounting measurement date for financial statement reporting purposes; a discount rate of 5.60%; a post-retirement mortality assumption based on the Pre-2012 Healthy Annuitant table with blue collar adjustment projected fully generationally with Aon’s U.S. Improvement Scale as of November 2025; payment in the form of a single life annuity; and that the benefit accrued ratably over the participant’s years of service up to December 31, 2012, the date benefits were frozen.

Pierce Retirement Plan — Mr. Pack maintains a Retirement Plan entitlement under our qualified Pierce Manufacturing, Inc. Pension Plan. Benefit accruals under this plan were frozen for salaried participants effective December 31, 2012.
Under the Pierce retirement plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to $29.50 multiplied by the number of years of benefit service in the form of a 60-month period certain life annuity (or the actuarial equivalent of such amount when commencing at any other day or payable in another form.) An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of their pension benefits. The pension benefits payable to such an employee are equal to 50% of the pension benefits that would have been payable had the employee remained employed with us until age 65. The percentage paid increases for each year of continued service with us between the date on which the employee reaches age 55 and the date on which the employee reaches age 65. The spouse of an employee who dies after becoming eligible for early retirement is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity that would have been payable to a participant at normal retirement age.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	48

COMPENSATION TABLES
2025 Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End ($)(3)
John C. Pfeifer	—	206,416	118,570	—	951,681
Matthew A. Field	—	23,345	210	—	23,555
Michael E. Pack	—	75,623	37,991	—	279,972
Mahesh Narang	—	71,593	6,544	—	104,167
Ignacio A. Cortina	—	58,884	95,243	—	577,060

(1)
The amounts shown in this column represent benefits earned under the Defined Contribution Executive Retirement Plan, which amounts also appear in the “All Other Compensation” column in the 2025 Summary Compensation Table.

(2)
The amounts shown in this column represent earnings in 2025 that are neither above market nor preferential. Accordingly, the amounts are not included in the 2025 Summary Compensation Table.

(3)
The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $542,523 for Mr. Pfeifer, $152,695 for Mr. Pack, $26,786 for Mr. Narang and $194,545 for Mr. Cortina that was previously reported in the Summary Compensation Table for years prior to 2025. Mr. Field did not receive any contributions prior to 2025.

Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers — Under the Deferred Compensation Plan, each participating NEO may defer up to 65% of base salary for the plan year, up to 85% of annual incentive compensation payable in the plan year for services and performance during the preceding plan year, and up to 100% of any share-based long-term incentives. An executive participating in the Deferred Compensation Plan may elect to have cash deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each executive’s stock account.
Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years, at the election of the executive. Payments generally commence six months after the executive’s separation from service with us. However, in the event of a change in control, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.
Oshkosh Corporation Defined Contribution Executive Retirement Plan — Under our non-qualified Defined Contribution Executive Retirement Plan, the NEOs are entitled to receive, upon separation from service, cash distributions of either a single lump sum payment or annual installments over a period of two to 10 years, as elected by the participant, equal to the vested balance of the participant’s account. A participant’s account balance is equal to the sum of annual benefit credits made to the account, adjusted for returns based on the hypothetical investment experience of the selected investment option.
The annual benefit credit is equal to the excess of the employer non-elective contribution under our tax-qualified Oshkosh Corporation and Affiliates Tax Deferred Investment Plan that would have been made for the applicable year but for the effect of the limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code, over the amount of the contribution actually made. All participants are immediately 100% vested.
Each participant’s accumulated benefits change based on the hypothetical investment experience of the selected investment option. Available hypothetical investment options generally are the same as the investment options available under our tax-qualified defined contribution retirement plan.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	49

COMPENSATION TABLES
Potential Payments on Termination or Change In Control
The following tables disclose potential payments and benefits to which our NEOs would be entitled upon a termination of employment or a change in control of our company. We list the estimated amount of compensation payable to each of our NEOs in each situation in the tables below as if the termination or change in control occurred on December 31, 2025, and assuming that our common stock had a value per share of  $125.63, which was the closing market price on December 31, 2025. The actual amount of payments and benefits can be determined only at the time of such a termination or change in control, and likely would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our NEOs, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. Refer to the Pension Benefits table above for the present value of amounts that our NEOs would receive upon retirement absent a change in control of our Company.
JOHN C. PFEIFER	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				6,222,570		12,661,653
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				45,875		85,247
Outplacement Services						187,500
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	5,930,581	5,930,581	5,930,581	5,930,581	9,722,891	9,722,891
Unvested Restricted Stock and Restricted Stock Options	10,808,200	10,808,200	10,029,143	10,029,143	10,808,200	10,808,200
Pro rata Annual Cash Incentive				1,314,864	1,867,438	1,867,438
Excise Tax Gross Up Payment
Total Pre-tax Benefit	16,738,781	16,738,781	15,959,724	23,543,033	22,398,529	35,337,929
MATTHEW A. FIELD	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,330,000		3,177,973
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				21,209		55,388
Outplacement Services						105,000
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	444,905	444,905			835,942	835,942
Unvested Restricted Stock and Restricted Stock Options	4,909,244	4,909,244			4,909,244	4,909,244
Pro rata Annual Cash Incentive				443,583	630,000	630,000
Excise Tax Gross Up Payment
Total Pre-tax Benefit	5,354,149	5,354,149		1,794,792	6,375,186	9,718,547

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	50

COMPENSATION TABLES
MICHAEL E. PACK	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,373,771		3,226,973
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				21,011		55,770
Outplacement Services						108,675
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	1,142,855	1,142,855			1,854,880	1,854,880
Unvested Restricted Stock and Restricted Stock Options	2,681,949	2,681,949			2,681,949	2,681,949
Pro rata Annual Cash Incentive				843,241	649,271	649,271
Excise Tax Gross Up Payment
Total Pre-tax Benefit	3,824,804	3,824,804		2,238,023	5,186,100	8,582,518
MAHESH NARANG	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,422,834		3,092,850
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				21,011		55,871
Outplacement Services						112,556
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	1,273,406	1,273,406			2,066,703	2,066,703
Unvested Restricted Stock and Restricted Stock Options	3,302,813	3,302,813			3,302,813	3,302,813
Pro rata Annual Cash Incentive				130,625	672,459	672,459
Excise Tax Gross Up Payment
Total Pre-tax Benefit	4,576,219	4,576,219		1,574,470	6,041,975	9,308,252

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	51

COMPENSATION TABLES
IGNACIO A. CORTINA	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,191,738		2,948,051
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				21,011		55,534
Outplacement Services						99,474
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	1,017,737	1,017,737			1,661,570	1,661,570
Unvested Restricted Stock and Restricted Stock Options	1,935,205	1,935,205			1,935,205	1,935,205
Pro rata Annual Cash Incentive				372,172	528,579	528,579
Excise Tax Gross Up Payment
Total Pre-tax Benefit	2,952,942	2,952,942		1,584,921	4,125,354	7,233,413

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	52

COMPENSATION AGREEMENTS
Severance Agreement
We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and bonus, together with welfare benefits.
Executive Severance Policy
We have an executive severance policy that applies to our NEOs except for Mr. Pfeifer. If we terminate an NEO’s employment without cause or an NEO terminates their employment for good reason, then, provided they execute a release of claims, the NEO will be entitled to receive severance compensation approximating one year’s salary and target bonus, together with a prorated bonus of the year in which termination occurs, payable based on actual performance and at the same time the annual incentive plan payment would have been made, and one year of welfare benefits.
Change-in-Control Agreements
We currently have Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our NEOs who was employed on December 31, 2025. Under the KEESAs, after a change in control of our Company, if the executive’s employment is terminated, other than by reason of death, disability or for cause, the executive is entitled to a cash termination payment and other benefits. The executive also is entitled to a cash termination payment and other benefits if, after the change in control, the executive terminates their employment for good reason. The termination payment will be equal to the sum of the executive’s annual salary in effect at the change in control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change in control, multiplied by the number of years remaining in the employment period (up to three but at least one for Mr. Pfeifer, and up to two, but at least one, for Messrs. Field, Pack, Narang and Cortina). The amounts in the tables assume the maximum three years for Mr. Pfeifer, or two years for Messrs. Field, Pack, Narang and Cortina, remaining in the employment period.
In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, for Mr. Pfeifer or two years, for Messrs. Field, Pack, Narang and Cortina, as well as hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. To the extent that payments would be considered “excess parachute payments,” the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit. In 2008, we revised the terms of the KEESAs to ensure that payments under the agreement are not “income includible under Section 409A” for purposes of the Internal Revenue Code. However, if payments under the agreement are nonetheless “income includible under Section 409A,” then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment.
In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after leaving their position and to keep in confidence any proprietary or confidential information for the same period. Our Board of Directors can waive both conditions.
Under the KEESAs, there is a “change in control” if:
•
any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding common stock;

•
there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved;

•
a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated, after which our shareholders control less than 50% of combined voting power; or

•
our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all our assets is consummated.

This definition of change in control also applies to our stock plans.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	53

COMPENSATION AGREEMENTS
Under the KEESAs, the term “cause” generally means:
•
committing any act of fraud, embezzlement or theft in connection with the executive’s duties;

•
continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities;

•
willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury;

•
willfully disclosing our trade secrets or confidential information; or

•
engaging in competition with us that our Board of Directors determines to be materially harmful to us. Under the KEESAs, the term “good reason” generally means:

•
a breach of the agreement by us;

•
any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity, or benefits;

•
a material adverse change in the executive’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control, including a significant change in the nature or scope of their authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof;

•
relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment during the 180-day period prior to the change in control;

•
a mandate that the executive travel on business to a materially greater extent than was required during the 180-day period prior to the change in control;

•
our failure to cause a successor to assume the executive’s agreement; or

•
termination of the executive’s employment after a change in control without proper notice.

Performance Share Awards
We granted performance share awards to our NEOs under our stock plans. Under these plans and the related award terms, if an executive’s employment terminates due to death, disability or retirement after the tenth trading day of the TSR award’s performance period, or after the first quarter of the ROIC or sustainability award’s performance period, then the executive will receive a prorated number of the shares of our common stock based on the number of days elapsed since the beginning of the performance period as of the date of termination, multiplied by the payout that the executive would have received had the performance period ended on the date of termination. The amounts relating to relative TSR performance share awards that we granted in 2024 and 2025 reflect a payment amount equal to 141% and 200%, respectively, of the target performance share awards based on our relative TSR during the performance period. The amounts relating to relative ROIC performance share awards that we granted in 2024 and 2025 reflect a payment amount equal to 160% and 119%, respectively, based on our relative ROIC during the performance period. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in 2024 reflect payment amounts equal to 0% based on our performance to date.
Under our stock plans, awards are subject to a form of  “double trigger” vesting, which requires a termination of employment in addition to a change in control rather than “single trigger” vesting on a change in control. For relative TSR performance share awards granted in 2024, in the event of a change in control and termination of employment, the executive will receive a proportionate number of shares of our common stock that the executive would have received had the performance period ended on the date of the change in control. For relative TSR performance share awards granted in 2025, in the event of a change in control and termination of employment, the executive will receive a payment in cash equal to the number of performance shares at 100% payout multiplied by the change in control price. The amounts relating to relative TSR performance share awards that we granted in 2024 and 2025 reflect a payment amount equal to 141% and 100%, respectively, of the target performance share awards. For relative ROIC as well as sustainability performance share awards granted in 2024, in the event of a change in control and termination of employment, the executive will receive a prorated number of shares of our common stock based on the number of days elapsed since the beginning of the performance period as of the date of the change in control, multiplied by the greater of  (1) the payout that the executive would have received had the performance period ended on the date of the change in control or (2) 100%. For relative ROIC awards granted in 2025, in the event of a change in control and termination of employment, the executive will receive a payment in cash equal to the number of performance shares at 100% payout multiplied by the change in control price. The amounts relating to relative ROIC performance share awards that we granted in fiscal 2024 and 2025 reflect a payment amount equal to 160% and 100%, respectively. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in 2024 reflect payment amounts equal to 100% each.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	54

COMPENSATION AGREEMENTS
If we cease to employ an executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares.
Restricted Stock Units
We have granted restricted stock unit awards to our NEOs under our stock plans. Under these plans and the related award agreements, if an executive’s employment terminates due to death or disability, then any restricted stock units that are not vested will become fully vested at the time of such termination. The restricted stock units also fully vest if an executive’s employment is terminated because of a qualified retirement, except that, if the qualified retirement occurs prior to the first anniversary of the grant date of the restricted stock unit award, then only a pro-rata portion of the restricted stock units will vest. Under the stock plans, we define qualified retirement as a retirement at a time when the executive is at least 55 years of age and has completed five years of service.
If we cease to employ an executive for any reason other than death, disability or a qualified retirement, then any restricted stock units held by the executive that are not vested on the date of such termination will be immediately forfeited. Under our stock plans, awards are subject to a form of  “double trigger” vesting, which requires a termination of employment in addition to a change in control.
Stock Option Agreements
We have granted stock option awards to our NEOs under our stock plans. As of December 31, 2025, all stock options awarded to NEOs were fully vested. Under these plans and the related award terms, if an executive’s employment terminates due to death or disability, then the vested option award will remain exercisable by the executive or their beneficiary for a period of one year after the date of such death or disability, but in no event later than the original expiration date of the award. If the executive’s employment terminates due to retirement, then the option award will remain exercisable by the executive for a period of three years after the date of such retirement but in no event later than the original expiration date of the award.
Annual Cash Incentive Awards
Upon a change in control of our Company, for any annual cash incentive award that a named executive officer has not then earned, the executive is entitled to receive a proportionate amount of their annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the year prior to the change in control. For each NEO, the amounts we disclose as “Pro Rata Annual Cash Incentive” in the tables above assume that the change in control occurred at the end of the year but before the Human Resources Committee approved annual incentive payouts (meaning the NEOs did not yet earn their annual cash incentive awards), but the amounts reflect the full target award opportunity rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each NEO earned for 2025. NEOs would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table.
Under Mr. Pfeifer’s severance agreement and the Executive Severance Policy, if a named executive officer will not receive an annual cash bonus with respect to the year in which their termination occurs solely as a result of the executive’s involuntary termination without cause or for good reason, the executive will be paid a pro rata bonus payment for the year in which the termination occurs. The amount of such pro rata annual cash incentive award will be the amount the executive would have received (based on actual achievement of performance, but determined without regard to any discretionary negative adjustments) had they remained employed the entire year, multiplied by a faction representing the proportion of the year the executive was employed, payable at the same time that the annual cash incentive award would have been paid had the executive remained in employment.
Defined Contribution Executive Retirement Plan
Under the Oshkosh Corporation Defined Contribution Executive Retirement Plan, following a change in control of our Company, any participant who is terminated will be entitled to receive an immediate single-sum distribution of their account balance within 60 days.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	55

COMPENSATION AGREEMENTS
Deferred Compensation Plans
Termination of an executive officer or a change in control of our Company would not affect the amounts payable to our NEOs under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers. Under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers, within ten days of a change in control of the Company, each participant shall be distributed a lump sum payment in cash of all nonforfeitable amounts accumulated in their account.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	56

Additional Disclosures
CEO Pay Ratio
As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Pfeifer, our President and Chief Executive Officer (CEO).
We calculated annual total compensation as defined for purposes of the Summary Compensation Table for both the median employee and our CEO using 2025 compensation. We determined our median employee as of December 31, 2025 using base pay only.
In calculating the median employee’s annual total compensation, the following compensation elements were included: base pay, overtime, bonus, non-equity incentive compensation and company contributions to the qualified defined contribution retirement benefit plan. Our median employee received none of the other types of compensation required to be included in the Summary Compensation Table: stock awards, option awards, change in pension value, nonqualified deferred compensation earnings, and other compensation. Based on this calculation, we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for 2025 was 166:1.
This ratio has been calculated in a manner consistent with the requirements of Item 402(u) of Regulation S-K. The table below summarizes the pay ratio:
Consistently Applied Compensation Measure	Base salary only
Excluded Employees	CEO
Median Employee Location	United States
2025 Annual Total Compensation — CEO	$12,935,995
2025 Annual Total Compensation — Median Employee	$77,869
Pay Ratio:	166:1
The SEC’s rules on identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have used other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, may not be comparable to our CEO pay ratio.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	57

ADDITIONAL DISCLOSURES
Pay Versus Performance
As required by Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the financial performance of the Company. The calculation of the executive compensation actually paid includes adjustments from the Summary Compensation Table amounts related to equity awards and pensions.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO ($)(1)	Compensation Actually Paid to Current PEO ($)(1)(2)(3)	Summary Compensation Table Total for Former PEO ($)(1)	Compensation Actually Paid to Former PEO ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)(4)	Total Shareholder Return	S&P Midcap 400 Index Total Shareholder Return	Net Income ($ in Millions)	Adjusted Operating Income ($ in Millions) (5)
2025	12,935,995	19,077,963	N/A	N/A	3,056,384	4,548,795	186.0	192.4	647.0	1,004.9
2024	12,546,541	9,811,106	N/A	N/A	3,609,382	2,902,332	138.3	179.0	681.4	1,128.9
2023	10,436,160	14,748,480	N/A	N/A	3,501,988	4,419,217	155.1	157.1	598.0	866.0
2022	6,360,245	1,836,895	N/A	N/A	2,858,588	1,523,391	123.9	134.9	173.9	326.3
Transition Period	1,526,390	2,203,496	N/A	N/A	575,679	746,484	155.8	155.2	24.2	18.0
2021	6,013,750	9,239,663	7,072,442	9,232,599	2,370,075	3,618,792	141.1	143.7	508.9	559.9

(1)
Mr. Wilson Jones and Mr. Pfeifer each served as our CEO for a portion of fiscal 2021, and the table above reflects compensation actually paid for the full fiscal year in which either served as CEO. Mr. Pfeifer is excluded from the average compensation for Non-PEO NEOs for fiscal 2021.

(2)
To calculate compensation actually paid from amounts in the Summary Compensation Table, we made the following adjustments in 2025.

Executive	Deduct: Grant Date Fair Value of Equity Awards ($)	Deduct: Change in Pension Value ($)	Add: Change in Fair Value of Equity Awards ($)	Net Change from Summary Compensation Table to Compensation Actually Paid ($)
Current PEO	(10,000,031)	N/A	16,141,999	6,141,968
Average Non-PEO NEO	(1,775,244)	(58)	3,267,713	1,492,411

(3)
To determine the change in fair value of equity awards in compensation actually paid, we calculated the change in the fair value of each award type from the beginning of the fiscal year to the end of the fiscal year, or the vesting date if within the fiscal year. Awards granted during a given fiscal year are valued in the actual compensation paid at their fair value at the end of the fiscal year. Dividends paid/accrued are not included in actual compensation paid as they are reflected in the fair value of the awards. We computed fair value of these awards in accordance with FASB ASC Topic 718. We base the fair value of ROIC and sustainability performance share awards on the target number of unvested units outstanding, the share price and the probable outcome of each performance condition which varies from 50% to 200%. We base the fair value of RSU awards on the number of unvested units outstanding at the share price. We base the fair value of TSR on the target number of unvested units outstanding and the valuation of each award based on a Monte Carlo simulation, using the following range of assumptions:

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	58

ADDITIONAL DISCLOSURES
Valuation Date	12/31/24		12/31/25
Grant Date	02/20/23	02/19/24	02/19/24	02/17/25
Assumptions:
Expected volatility – Oshkosh	29.41%	30.03%	39.85%	35.00%
Expected volatility – Peer Group	31.03%	30.90%	34.72%	33.03%
Average correlation	0.5025	0.5242	0.5567	0.5363
Risk-free interest rate	4.12%	4.21%	3.45%	4.22%

(4)
The following NEOs were included in fiscal 2021: Mr. Cortina, Mr. Johnson, Mr. Frank Nerenhausen, and Mr. Pack. The following NEOs were included in the Transition Period: Mr. Cortina, Mr. Frank Nerenhausen and Mr. Pack. The following NEOs were included in 2022: Mr. Cortina, Ms. Jayanthi Iyengar, Mr. Frank Nerenhausen, and Mr. Pack. The following NEOs were included in 2023: Mr. Cortina, Mr. James Johnson, Mr. Frank Nerenhausen, Mr. Narang and Mr. Pack. The following NEOs were included in 2024: Mr. Field, Mr. Pack, Mr. Narang, Mr. Cortina, Ms. Jayanthi Iyengar and Mr. James Johnson. The following NEOs were included in 2025: Mr. Field, Mr. Pack, Mr. Narang and Mr. Cortina.

(5)
Adjusted Operating Income is the measure that has the largest impact on our annual cash incentive plan. Adjusted operating income for 2025 excludes intangible asset amortization ($59.7 million) and intangible asset impairments ($5.7 million). Adjusted operating income for 2024 excludes intangible asset amortization ($64.9 million), intangible asset impairments ($51.6 million), amortization of inventory step-up related to acquisitions ($4.2 million). Adjusted operating income associated with the AUSA acquisition excluding intangible asset amortization and the amortization of inventory step-up ($3.6 million) and costs related to the acquisition of AUSA ($1.1 million). Adjusted operating income for 2023 excludes restructuring-related charges ($4.4 million), costs related to the acquisition of AeroTech ($12.9 million), the loss on the divestiture of the rear mixture business ($13.3 million), the gain on the divestiture of the snow removal apparatus business ($8.0 million) and losses associated with AeroTech ($5.7 million). Adjusted operating income for 2022 excludes losses on the liquidation of foreign entities ($4.6 million), impairment charges ($7.7 million), earnings of Maxi-Metal ($0.5 million) and adds back a charge to account for inventories on a Last-In, First-Out (LIFO) basis ($57.9 million). Adjusted operating income for the Transition Period adds back a charge to account for inventories on a LIFO basis ($23.6 million). Adjusted operating income for fiscal 2021 excludes restructuring-related charges ($11.3 million), losses associated with Pratt Miller ($3.9 million) and adds back a charge to account for inventories on a LIFO basis ($47.4 million).

The following tables list the most important financial measures used by the Company to link executive compensation actually paid to NEOs during 2025 to Company performance. Company total shareholder return has significant influence on compensation actually paid, but it is not included in the list below because it is required to be reflected in the table above.
Named Executive Officers	Most Important Financial Measure
Mr. Pfeifer, Mr. Field, and Mr. Cortina	Consolidated Adjusted Operating Income Consolidated Free Cash Flow Conversion Relative Total Shareholder Return Relative Return on Invested Capital
Mr. Narang and Mr. Pack	Consolidated Adjusted Operating Income Segment Adjusted Operating Income Segment Free Cash Flow Conversion Relative Total Shareholder Return Relative Return on Invested Capital
Our executive compensation program provides compensation opportunities that are heavily weighted towards Company stock and performance-based incentive plans, as disclosed in the Compensation Discussion and Analysis. Approximately 90% of the CEO’s target direct compensation and 77% of the other NEOs’ target direct compensation, on average, was variable and performance based. The following charts show how compensation actually paid aligns with Company target performance measured in terms of total shareholder return, net income and consolidated operating income. The Company selected the Standard & Poor’s Midcap 400 Index as the peer group for TSR for all periods covered and includes peer TSR in the first chart below to show the relationship between Company performance and peer performance. All figures in the following graphs are from the table above, and to facilitate clear disclosure on year-over-year changes, we have excluded the Transition Period.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	59

ADDITIONAL DISCLOSURES

Pay Versus Performance: Cumulative TSR and Peer Group TSR
Compensation Actually Paid ($million)
$20.0
$15.0
$10.0
$5.0
$0.0
TSR vs $100 initial investment
$200
$150
$100
$50
$0
FY21
FY22
FY23
FY24
FY25
CEO(F) - Jones
CEO - Pfeifer
Average NEO
Company TSR
S&P Midcap 400 TSR

Pay Versus Performance: Net Income and Consolidated Adjusted Operating Income
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Compensation Actually Paid ($million)
$1,250
$1,000
$750
$500
$250
$0
Income ($million)
FY21
FY22
FY23
FY24
FY25
CEO(F) - Jones
CEO - Pfeifer
Average NEO
Net Income
Adjusted Operating Income

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	60

Proposal 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As noted in the preceding discussion, executive compensation is an important matter both to us and to our shareholders. As a reflection of this importance and pursuant to SEC rules, we offer our shareholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs on an annual basis. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the SEC’s executive compensation disclosure rules.
The Human Resources Committee has overseen the development and implementation of our executive compensation program. We have designed our compensation program to directly link a significant portion of the compensation of our NEOs to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareholder value. The Committee also designed our compensation program to attract, retain and motivate key executives who are essential to the implementation of our growth initiatives and critical to the success of our strategy.
The Human Resources Committee bases its executive compensation decisions on our core compensation principles, including the following:
•
motivating our executives to perform with shareholders’ interests in mind;

•
assembling and maintaining a senior leadership team with the skills necessary to successfully execute our strategy, maintain our competitiveness, and continue increasing the long-term market value of our Company; and

•
balancing awards earned for short-term results with awards earned for strategic decisions that we expect will sustain our long-term performance and deliver the results aligned with our strategy.

We believe our existing compensation program has been effective in motivating our key executives to achieve favorable performance and results for our Company, aligning compensation with our financial performance results, giving our executives an ownership interest in our Company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors.
The Human Resources Committee took or implemented the following actions in 2025 with full consideration of our core compensation principles:
•
approved base salary increases for our NEOs in line with competitive market trends;

•
set annual cash incentive award targets based on each executive’s scope, skills, capabilities and experience and in reference to peer benchmarks;

•
structured our annual cash incentive awards with adjusted operating income targets that reflected the launch of the NGDV program, capacity expansion in the Vocational segment, and softer demand within our Access segment;

•
approved long-term equity awards for our NEOs in line with competitive market trends which provide retention and recognize performance of our NEOs and other officers to support returns for our shareholders; and

•
continued to limit the number and value of other benefits.

Compensation actions like these demonstrate our philosophy of aligning executive compensation with our financial performance and the marketplace and increasing long-term shareholder value. We will continue to design and implement our executive compensation program and policies in line with this philosophy to promote favorable performance results and generate greater value for our shareholders. Our strategic objectives will continue to influence these decisions, focusing on “Innovate. Serve. Advance.” We urge shareholders to read the Compensation Discussion and Analysis section and the accompanying compensation tables in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Human Resources

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	61

PROPOSAL 3   |   ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Committee and our Board believe that our executive compensation program is effective in achieving our goals and that the compensation of our NEOs has supported and contributed to our success.
The Board hopes shareholders will support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in this Proxy Statement.”

This advisory vote on the compensation of our NEOs is not binding on us, the Board, or the Human Resources Committee. However, the Board and the Human Resources Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.
FOR
The Board of Directors recommends a vote FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	62

Proposal 4
SHAREHOLDER PROPOSAL OVERVIEW
The following proposal was submitted by one of our individual shareholders, John Chevedden, and will be voted on at the Annual Meeting if properly presented. Such shareholder’s name, address and number of shares of common stock held may be obtained by a shareholder by submitting a written request to our Secretary. The Company is not responsible for the content of this shareholder proposal or the supporting statement.
Proposal 4 — Directors Who Fail to Obtain a Majority Vote
Shareholders request that our Board of Directors take the necessary steps to ensure that directors who fail to obtain a majority vote in an uncontested shall leave the board as soon as possible but in no case shall such directors serve more than 9 months on the Board after such failed election.
A vote of rejection by Oshkosh shareholders needs to be respected. Oshkosh shareholders often only vote on 3 items a year. The least that the Oshkosh directors can do is to respect all 3 votes.
9 months is adequate time for the Oshkosh directors to find a highly qualified replacement director.
Now is a good time to improve shareholder oversight of the Oshkosh Board. Oshkosh stock was at $137 in 2021 and at only $131 in late 2025 despite a long-term robust stock market.
COMPANY RESPONSE
RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST PROPOSAL 4
The Board of Directors has carefully considered Proposal 4. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL NUMBER 4 FOR THE FOLLOWING REASONS:
Our Company’s By-Laws Already Provide for Director Accountability Through an Efficient Director Resignation Process when Director Nominees Fail to Receive a Majority Vote
Our By-Laws already provide for a resignation process for Board nominees who fail to receive a majority vote. Specifically, our By-Laws provide that, in uncontested director elections, any director nominee who receives a greater number of votes “withheld” from his or her election than “for” his or her election must promptly tender his or her resignation to the Board. Our By-Laws further provide that the Board must decide whether to accept or reject the tendered resignation within 90 days following the election and must disclose in a Form 8-K public filing its reasons for accepting or rejecting the director’s resignation. Our Board believes that the process currently set forth in our By-Laws yields a definitive result in a simple, efficient and transparent manner, which has historically been effective in electing strong, independent directors to our Board, and serves the interests of our shareholders by establishing direct and effective consequences for any director nominee who does not receive a majority vote in an uncontested election.
Our Director Resignation Process Balances Director Accountability and the Board’s Duty to Consider the Best Interests of the Company and its Shareholders
Our director resignation process preserves necessary flexibility for the Board to exercise its fiduciary duties and to determine, based on the specific facts and circumstances, whether accepting or rejecting a resignation is in the best interests of the

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	63

Proposal 4   |   SHAREHOLDER PROPOSAL OVERVIEW
Company and its shareholders, while promoting transparency and accountability. This process gives the Board sufficient time to carefully consider the specific facts and circumstances while recognizing the outcome of the shareholder vote. In contrast, the proposal would impose a rigid, time-based mandate requiring director removal within nine months following a failed majority vote, regardless of the specific facts and circumstances. Such an inflexible approach could be disruptive to Board continuity, succession planning, and the orderly transition of leadership, particularly when retaining a director for a limited period of time is in the best interests of the Company and its shareholders.
Our Director Resignation Process is Consistent with Common Practice
We believe the manner in which our By-Laws address directors who fail to receive a majority vote is very common. Under our By-Laws, such a director must tender his or her resignation to the Board. The Board must act in a timely manner to consider the resignation, no later than 90 days following the date of the shareholders’ meeting at which the election occurred, and must disclose, in a Form 8-K public filing, its reasons for deciding whether or not to retain the director. We believe this is a customary way of addressing this situation for companies with a form of majority voting.
Means to Implement the Proposal are Uncertain
The proposal is so vague and ambiguous that we cannot determine with any reasonable certainty what actions the proposal would require the Board to take to implement it. In particular, the proposal states that after a failed election, a director must “leave the board as soon as possible but in no case shall such directors serve more than nine months on the Board after such failed election,” without specifying the mechanism by which this outcome is to be achieved. Under Wisconsin law, there are multiple ways in which a director may “leave” the Board, including resignation, removal by shareholders and reduction in the size of the Board under certain circumstances. However, they generally are not within the Board’s control, Wisconsin law likely imposes limitations as to each, and they can have materially different implications for the Company and its shareholders. Because the proposal provides no clarity as to what approach is intended, shareholders voting on the proposal cannot know what specific changes they are being asked to support, and the Board is left uncertain as to how, if the proposal were approved, it could implement it.
The Proponent’s Mandatory Departure of Directors Is Not Needed to Improve Our Corporate Governance
Our Company’s governance practices are strong. Our Governance Committee, which is comprised solely of independent directors, and our Board have in place a robust nomination and evaluation process, which identifies and proposes qualified independent director nominees to serve the best interests of our Company and our shareholders. The Governance Committee bases its decision to recommend a nominee for election to the Board on factors such as strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. This process has resulted in a Board that is comprised of highly qualified directors from diverse backgrounds. Following their election to the Board, our directors must annually provide detailed information supporting a finding of independence according to standards determined by the SEC and New York Stock Exchange.
Our strong corporate governance practices already include the following in addition to a form of majority voting in uncontested director elections:
•
An unfettered right that allows shareholders holding 10 percent of our outstanding shares to call a special meeting

•
Annual election of all directors

•
An independent Chair

•
Stock ownership requirements for non-employee directors

•
A proxy access right on customary terms

•
A robust and ongoing shareholder engagement process that allows shareholders to bring matters to the attention of the Board and management outside of the annual meeting process

•
No supermajority voting provisions

•
No shareholder rights plan

In addition, because our shareholders elected all members of our Board of Directors at our last Annual Meeting by votes equal to or greater than 97.64% of the votes cast, and an average favorable vote of 98.97% of the votes cast, we believe our shareholders agree that our directors are highly qualified and accountable.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	64

Proposal 4   |   SHAREHOLDER PROPOSAL OVERVIEW
In summary, we believe our Company and our shareholders are best served by the director election process and related director resignation process currently set forth in our By-Laws. Our current director election process provides opportunities for meaningful shareholder participation, includes consequences for failure to receive a majority vote and promotes effective accountability to shareholders. Further, the means to implement this proposal are unclear, and the proposal is not necessary to improve our corporate governance. Accordingly, our Board believes the proposal is unnecessary and not in the best interests of our Company or our shareholders.
ACCORDINGLY, OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL NUMBER 4.
AGAINST	The Board of Directors recommends a vote AGAINST this proposal on directors who fail to obtain a majority of the vote.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	65

General Information about the Annual Meeting and Voting
Q&A — ANNUAL MEETING AND VOTING PROCEDURES
Q:
Why am I receiving these materials?

A:
This Proxy Statement relates to the solicitation by our Board of Directors of proxies to be voted at our 2026 Annual Meeting of Shareholders, and at any adjournments or postponements of the Annual Meeting. We mailed our Notice of Internet Availability of Proxy Materials and we are making available this Proxy Statement on March 26, 2026, to all Oshkosh shareholders of record as of the close of business on March 2, 2026, the record date for voting at the Annual Meeting.

Q:
Who can attend the Annual Meeting?

A:
The Annual Meeting is for our shareholders of record as of the close of business on March 2, 2026 and invited guests.

Q:
How can I attend the Annual Meeting?

A:
The 2026 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. The online meeting will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for check-in.

Q:
Who is eligible to vote?

A:
All persons who own our common stock as of the close of business on March 2, 2026, are eligible to vote at the Annual Meeting. There were 62,649,181 shares of common stock outstanding and eligible to vote on that date. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q:
What constitutes a quorum for the Annual Meeting?

A:
A quorum consisting of a majority of the votes represented by the outstanding shares of our common stock is needed to carry on the business of the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present in determining whether there is a quorum.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	66

General Information about the Annual Meeting and Voting   |   Q&A
Q:
How many votes are required to pass each of the proposals?

A:
This table shows the votes required for each proposal:

PROPOSAL	VOTES TO PASS	EXCLUDED FROM “VOTES CAST”
Election of directors	The ten nominees who receive the most votes of all votes cast will be elected	Votes withheld, and broker non-votes
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	The votes cast “for” must exceed the votes cast “against”	Abstentions
Advisory vote on executive compensation	The votes cast “for” must exceed the votes cast “against”	Abstentions and broker non-votes
Shareholder proposal on directors who fail to obtain a majority vote	The votes cast “for” must exceed the votes cast “against”	Abstentions and broker non-votes

Q:
Who is soliciting my vote?

A:
In this Proxy Statement, our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting. Giving us your proxy means that you authorize the individuals identified on the proxy card to vote your shares at the Annual Meeting in the manner you direct. If any matters not shown on the proxy card are properly brought before the Annual Meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Q:
How does the Board recommend shareholders vote?

A:
The Board unanimously recommends that you vote:

✓
FOR the election of all ten nominees to the Board of Directors;

✓
FOR the ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for 2026;

✓
FOR the proposal to approve, by advisory vote, the compensation of our named executive officers; and

✓
AGAINST the shareholder proposal on the subject of directors who fail to obtain a majority vote.

Q:
How do I know if I am a shareholder of record and a beneficial owner of shares?

A:
If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the Notice of Internet Availability of Proxy Materials has been provided directly to you.

If your common stock is held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, you should have received the Notice of Internet Availability of Proxy Materials and a voting instruction form from your broker, bank or other nominee. As a beneficial owner, you cannot submit a proxy card to us directly, but you have the right to tell your bank, broker or other nominee how to vote your shares. The voting instruction form you received will not be accepted for voting purposes at the Annual Meeting.
Q:
Will my shares be voted if I do nothing?

A:
If you are a shareholder of record, you must submit your proxy in any of the ways stated below under “How do I vote” for your shares to be voted. If you return a proxy card by mail, or vote your shares via the internet or telephone, but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board.

If you are a beneficial owner of shares held in “street name”, your bank, broker or other nominee may not vote your shares at the Annual Meeting on “non-routine matters”, as defined by the New York Stock Exchange, unless you have given voting instructions. Of the four proposals that will be considered at the Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as our Company’s independent registered public accounting firm is considered a routine matter. If you do not give voting instructions to your broker, bank or other nominee, your shares will not be voted in the election of directors, or on the advisory vote regarding executive compensation.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	67

General Information about the Annual Meeting and Voting   |   Q&A
Q:
How do I vote?

A:
There are four ways to vote:

Internet at www.proxyvote.com	Toll-free from the United States or Canada to +1 800.690.6903	Mail the signed proxy or voting instructions form	Attend the Virtual Annual Meeting	Scan the QR code from your mobile device

Q:
What if I receive more than one Notice of Internet Availability of Proxy Materials?

A:
If you received more than one Notice of Internet Availability of Proxy Materials, you may hold shares of Oshkosh common stock in more than one account. To ensure that all your votes are counted, please vote using one of the methods described above for each account in which you hold shares.

Q:
How can I revoke my proxy?

A:
If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by doing any of the following: (1) vote again by telephone or online; (2) execute and deliver a valid proxy with a later date; (3) notify our Corporate Secretary in writing (at Corporate Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902) that you revoke your proxy; or (4) vote in person at the virtual Annual Meeting.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures, or you can obtain a proxy from the entity that holds your shares and vote in person at the virtual Annual Meeting.
If you vote more than once with respect to the same shares, only the last-dated vote will be counted; each previous vote will be disregarded.
Q:
How do I vote if I am an employee participating in the Oshkosh Corporation Employee Stock Purchase Plan?

A:
If you participate in our Employee Stock Purchase Plan, you are a shareholder of record and can vote using any of the methods described above under “How do I vote?”

Q:
Who counts the votes?

A:
The independent inspector of election will tabulate the votes cast at the Annual Meeting.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	68

Additional Information Regarding the Annual Meeting
Additional Matters to Come Before the Annual Meeting
Pursuant to our By-laws, a shareholder who wished to nominate a candidate for election to our Board of Directors or to present business at the Annual Meeting, other than a shareholder proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions, was required to submit written notice that our Corporate Secretary received no later than February 10, 2026. Shareholders cannot raise these matters for the first time at the Annual Meeting. We did not receive any advance Board nominations or notice of any other business, and management knows of no matters other than those discussed in this Proxy Statement that are likely to be brought before the Annual Meeting. In the event any other matter properly comes before the Annual Meeting, the individuals named in the forms of proxy will vote the shares represented by each such proxy as directed by the Board or, if there is no such direction, in accordance with their judgment.
Shareholders Intending to Present Business at the 2027 Annual Meeting
SHAREHOLDER PROPOSALS
All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8) for presentation at the 2027 Annual Meeting must be addressed to the attention of our Corporate Secretary, at 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, and received at our offices by November 26, 2026, to be included in next year’s proxy statement.
SHAREHOLDER DIRECTOR NOMINATIONS OR OTHER BUSINESS
Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other things, shareholders desiring to utilize this process for the 2027 Annual Meeting must give written notice to our Corporate Secretary between October 27, 2026 and November 26, 2026.
A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director at the 2027 Annual Meeting, other than pursuant to our proxy access By-law provisions, must give written notice to our Corporate Secretary between January 15, 2027 and February 9, 2027 and must otherwise comply with applicable By-law provisions. In addition to satisfying the foregoing requirements under our By-laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act of 1934. We are not required to present any proposal or consider any nomination received outside of that timeframe at the 2027 Annual Meeting (other than a proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions).
The Governance Committee will consider individuals recommended by shareholders for nomination to serve on the Board if the nominating shareholder complies with the additional procedures for recommendations described under “Governance of the Company — Governance Committee”.
Delivery of Proxy Materials
The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2025 Annual Report to Shareholders are available online at www.proxyvote.com.
If you share an address with one or more other beneficial owners of our common stock, you may collectively receive a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. We will promptly deliver additional copies of these documents upon request to Ms. Kristeen Jossart, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, (920) 502-3059.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	69

Additional Information Regarding the Annual Meeting
Proxy Solicitation Matters
We will bear the cost of soliciting proxies, including printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Proxies may be solicited personally, by email, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining voting instructions from, beneficial owners of Oshkosh common stock. Additionally, we have retained Innisfree M & A Incorporated, a proxy solicitation firm, to help us solicit proxies for the Annual Meeting. We will pay Innisfree a fee of  $22,500 plus reimbursement of out-of-pocket expenses.

OSHKOSH CORPORATION | 2026 PROXY STATEMENT	70

MONTECITO
FIRE DEPT.
ENGINE
92

5C00214

OSHKOSH™

www.oshkoshcorp.com

All trademarks are property of their respective owners.

OSK
LISTED
NYSE

OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2026 for shares held directly and by 11:59 P.M. Eastern Time on April 30, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OSK2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Oshkosh Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time on May 4, 2026 for shares held directly and by 11:59 P.M. Eastern Time on April 30, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V84420-P41640 KEEP THIS PORTION FOR YOUR RECORDS OSHKOSH CORPORATION THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR For Withhold For All nominee(s), mark "For All Except" and write the the following: AllAll Except number(s) of the nominee(s) on the line below. 1.Election of Directors. Nominees: 01)Keith J. Allman 02)William J. Burns 03)Annette K. Clayton 04)Douglas L. Davis 05)Tyrone M. Jordan !!! 06)Kimberley Metcalf-Kupres 07)Duncan J. Palmer 08)David G. Perkins 09)John C. Pfeifer 10) Sandra E. Rowland The Board of Directors recommends you vote FOR proposals 2 and 3.For Against Abstain 2.Ratification of the appointment of Deloitte & Touche LLP, as the Company's independent registered public accounting firm for fiscal year 2026. 3.Approval, by advisory vote, of the compensation of the Company's named executive officers. !!! !!! The Board of Directors recommends you vote AGAINST the following proposal:For Against Abstain 4.To vote on a shareholder proposal on the subject of directors who fail to obtain a majority vote. !!! Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Please sign within the box(es). I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report. Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 5, 2026: The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2025 Annual Report are available online at www.proxyvote.com V84421-P41640 PROXY OSHKOSH CORPORATION Revocable Proxy for the 2026 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby appoint Keith J. Allman and Ignacio A. Cortina, and each of them, with full power to act without the other, and each with full power of substitution (the "Proxies"), as my proxy to vote all shares of Oshkosh Corporation Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the "Company") on May 5, 2026 at 8:00 a.m. Central Daylight Time virtually at www.virtualshareholdermeeting.com/OSK2026, or at any adjournment or postponement thereof, as set forth herein, hereby revoking any proxy previously given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THEN THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" THE RATIFICATION OF AUDITOR IN ITEM 2, "FOR" THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN ITEM 3, AND "AGAINST” THE SHAREHOLDER PROPOSAL ON THE SUBJECT OF DIRECTORS WHO FAIL TO OBTAIN A MAJORITY VOTE IN PROPOSAL 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side

OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 Your Vote Counts! OSHKOSH CORPORATION 2026 Annual Meeting Vote by May 4, 2026 11:59 PM ET V84430-P41640 SHAREHOLDERS MEETING NOTICE Important Notice Regarding the Availability of Proxy Materials for the Oshkosh Corporation Annual Shareholders Meeting to be held on Tuesday, May 5, 2026 at 8:00 a.m. Central Daylight Time. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on are located on the reverse side. Your vote is important! Meeting Information Meeting Type: Annual Meeting For holders as of: March 2, 2026 Date: May 5, 2026 Time: 8:00 a.m. Central Daylight Time Location: Meeting live via the Internet. Please visit: www.virtualshareholdermeeting.com/OSK2026 This communication is not a form of voting and only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Get informed before you vote You are receiving this communication because you hold shares in the company named above. View the Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2025 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to April 21, 2026. If you would like to request a copy of the material(s) for this and/or future shareholders meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Virtually at: Vote Virtually at the Meeting* May 5, 2026 8:00 a.m. Central Daylight Time www.virtualshareholdermeeting.com/OSK2026 The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/OSK2026 and be sure to have the control number that is printed in the box above. *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com SHAREHOLDERS MEETING NOTICE THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholders meeting. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. During the Annual Meeting, a list of our shareholders maintained under Wisconsin law will be available for viewing by shareholders at www.virtualshareholdermeeting.com/OSK2026. Voting Items Board Recommends 1.Election of Directors. Nominees: 01)Keith J. Allman06) Kimberley Metcalf-Kupres 02)William J. Burns07) Duncan J. Palmer 03)Annette K. Clayton08) David G. Perkins 04)Douglas L. Davis09) John C. Pfeifer 05)Tyrone M. Jordan10) Sandra E. Rowland For 2.Ratification of the appointment of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for fiscal year 2026. For 3.Approval, by advisory vote, of the compensation of the Company’s named executive officers. For 4.To vote on a shareholder proposal on the subject of directors who fail to obtain a majority vote. Against NOTE: I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V84431-P41640